EXHIBIT 2.1


                            THE SELLERS NAMED HEREIN,

                            collectively, as Sellers

                                       AND


                             COROC HOLDINGS L.L.C.,

                                  as Purchaser






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                           PURCHASE AND SALE AGREEMENT

                      ------------------------------------



                         Dated: as of October 3, 2003




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                                TABLE OF CONTENTS
                                                                       Page

1.       DEFINITIONS......................................................1

2.       PURCHASE AND SALE................................................1

3.       PURCHASE PRICE AND DEPOSIT; ALLOCATION OF PURCHASE PRICE.........2

4.       GMAC LOAN........................................................4

5.       STATUS OF TITLE; PERMITTED ENCUMBRANCES; TITLE INSURANCE.........6

6.       APPORTIONMENTS...................................................8

7.       PROPERTY NOT INCLUDED IN SALE...................................17

8.       COVENANTS OF SELLER.............................................17

9.       CONDITIONS TO CLOSING...........................................19

10.      CONDITION OF THE PROPERTY.......................................21

11.      REPRESENTATIONS OF SELLER.......................................22

12.      REPRESENTATIONS OF PURCHASER....................................31

13.      INDEMNIFICATION, LIMITATIONS AND PROCEDURES.....................32

14.      RISK OF LOSS....................................................34

15.      BROKERS AND ADVISORS............................................36

16.      TAX REDUCTION PROCEEDINGS.......................................36

17.      TRANSFER TAXES; TRANSACTION COSTS...............................37

18.      DELIVERIES TO BE MADE ON THE CLOSING DATE.......................38

19.      CLOSING DATE....................................................41

20.      NOTICES.........................................................41

21.      DEFAULT BY PURCHASER OR SELLERS.................................43

22.      FIRPTA COMPLIANCE...............................................44

23.      ACCESS TO THE PROPERTY..........................................44

24.      ENTIRE AGREEMENT; AMENDMENTS....................................46

25.      WAIVER..........................................................46

26.      PARTIAL INVALIDITY..............................................46

27.      SECTION HEADINGS................................................46

28.      GOVERNING LAW...................................................47

29.      ASSIGNMENT; NO RECORDING OF CONTRACT............................47

30.      CONFIDENTIALITY AND PRESS RELEASES..............................47

31.      FURTHER ASSURANCES..............................................48

32.      NO THIRD PARTY BENEFICIARIES....................................49

33.      JURISDICTION AND SERVICE OF PROCESS.............................49

34.      WAIVER OF TRIAL BY JURY.........................................49

35.      MISCELLANEOUS...................................................49

36.      ATTORNEYS' FEES.................................................50

37.      ESCROW PROVISIONS...............................................50

38.      HOLDBACK........................................................52

39.      STATE SPECIFIC PROVISIONS.......................................55


SCHEDULES
Schedule 1                          Definitions
Schedule R1                         Sellers and Properties
Schedule 3(e)                       Allocated Purchase Prices
Schedule 4(a)                       GMAC Loan Documents
Schedule 4(a)-I                     Security Instruments
Schedule 4(a)-II                    Assignments of Leases and Rents
Schedule 4(a)-III                   Environmental Indemnity Agreements
Schedule 4(a)-IV                    Management Agreement Assignments
Schedule 4(a)-V                     Borrower's Certifications
Schedule 5(a)                       Permitted Encumbrances
Schedule 5(b)                       Title Commitments and Existing Surveys
Schedule 11(a)(v)                   Financial Statements
Schedule 11(a)(vi)                  Insurance
Schedule 11(a)(viii)                Violations of Laws
Schedule 11(a)(ix)                  Violations of Permits
Schedule 11(a)(x)                   Environmental Matters
Schedule 11(a)(xi)-(A)              List of Leases
Schedule 11(a)(xi)-(B)              Written Notices of Default
Schedule 11(a)(xi)-(C)              Tenant Inducement Costs
Schedule 11(a)(xi)-(D)              Rent Rolls
Schedule 11(a)(xi)-(E)              Pending Rent Audits
Schedule 11(a)(xii)                 List of Contracts
Schedule 11(a)(xiii)                List of Security Deposits
Schedule 11(a)(xiv)                 Arrearage Schedule
Schedule 11(a)(xv)                  Litigation
Schedule 11(a)(xix)                 Brokerage Agreements
Schedule 11(a)(xxi)                 Outstanding Principal and Reserve Balances
                                    of Existing Financing
Schedule 11(a)(xxiii)               Motor Vehicles Owned by Sellers
Schedule 11(a)(xxv)                 Trademarks and Websites
Schedule 16                         Tax Certiorari Proceedings


EXHIBITS
Exhibit 3(d)                        Escrow Agent's Wire Instructions
Exhibit 8(g)                        Form of Tenant Estoppel Certificate
Exhibit 8(h)                        Form of Ground Lessor Consent
Exhibit 18(a)(v)                    Form of Deed
Exhibit 18(a)(vi)                   Form of Bill of Sale
Exhibit 18(a)(xiii)                 Seller's Title Affidavit
Exhibit 18(c)(ii)                   Assignment and Assumption of Leases and
                                    Contracts
Exhibit 18(c)(iii)                  General Assignment and Assumption Agreement
Exhibit 18(c)(vi)                   Form of Assignment and Assumption of
                                    Ground Lease
Exhibit 18(c)(viii)                 Form of Letter to Tenants
Exhibit 18(c)(ix)                   Form of Assignment and Assumption of
                                    TIF Agreement
Exhibit 18(c)(x)                    Form of Assignment and Assumption of the
                                    Westbrook II Contract
Exhibit 22                          FIRPTA Affidavit
Exhibit 37(e)                       Sellers' Taxpayer Identification Numbers


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                  THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made as of the ___ day of October, 2003, between each of the entities listed in the column entitled "Sellers" on Schedule R1 attached hereto and made a part hereof (individually, a "Seller"; collectively, "Sellers"), each having an address at c/o Rothschild Realty, Inc., 1251 Sixth Avenue, 51st Floor, New York, New York 10020 and COROC HOLDINGS L.L.C., a Delaware limited liability company, having an address at 345 Park Avenue, New York, New York 10154 ("Purchaser").

                                               W I T N E S S E T H :

                  WHEREAS, Sellers are collectively the owners of those certain parcels of land (or leasehold interests therein) more particularly described on Schedule R1 attached hereto (the "Land") together with the buildings and other improvements located on the Land (the "Improvements"; the Land and the Improvements, collectively, the "Properties"). Each Seller is the owner of the Property listed in the column entitled "Property" opposite its name on Schedule R1 attached hereto. The Properties, together with the Asset-Related Property (as defined below), shall be referred to herein, collectively, as the "Assets"; and

                  WHEREAS, subject to the terms and conditions of this Agreement, Purchaser desires to purchase from Sellers, and Sellers desire to sell to Purchaser, the Assets on the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, covenant and agree as follows:

1. DEFINITIONS.

                  Capitalized terms set forth herein shall have the meanings ascribed to such terms in the text hereof or on Schedule 1 attached hereto. As used in this Agreement, the term "Business Day" shall mean every day, other than Saturdays, Sundays and any other day on which clearing banks in New York City, New York are not generally open for the conduct of banking business during normal business hours.

2. PURCHASE AND SALE.

(a) Subject to the terms and conditions of this Agreement, at the Closing, Sellers shall sell, transfer and deliver to Purchaser the Assets, free and clear of all liens, mortgages, attachments, pledges, encumbrances, charges, options, rights of first refusal, claims or security interests of any nature whatsoever ("Liens") except for the Permitted Encumbrances, and Purchaser will purchase such Assets from Sellers, for the Purchase Price. The transfer of the Assets to Purchaser shall include the transfer of all Asset-Related Property relating to each Property. For purposes of this Agreement, "Asset-Related Property" shall mean all right, title and interest of each Seller and, to the extent set forth below, the Existing Manager or any affiliate thereof, in and to (i) the easements, covenants and other rights appurtenant to such Seller's Property and in any land lying in the bed of any street, road, avenue or alley, open or closed, in front of or adjoining such Property and to the center line thereof,
(ii) all furniture, fixtures, vehicles, equipment, computers and other personal property (except the Excluded Personality) owned by such Seller (or on behalf of such Seller through the Existing Manager or any affiliate of either of them) which are now, or may hereafter prior to the Closing Date be, placed in or attached to such Seller's Property, subject to depletions and ordinary wear and tear, (iii) to the extent they may be transferred under applicable law, all licenses, permits and authorizations presently issued to a Seller (or on behalf of such Seller through the Existing Manager or any affiliate of either of them) in connection with the operation of all or any part of such Seller's Property as it is presently being operated, (iv) to the extent assignable, all guarantees and warranties, if any, issued to a Seller (or Existing Manager or any affiliate thereof, held on behalf of such Seller) by any manufacturer or contractor in connection with construction or installation of equipment or any component of the improvements included as part of such Seller's Property, all leases, licenses or any other occupancy agreements demising any space at any of the Properties, whether written or oral, together with all amendments, modifications and supplements (collectively, the "Leases") and Contracts (other than the Terminated Contracts), and all security and escrow deposits held by such Seller in connection therewith, in effect on the Closing Date, all books, records, tenant files, Property files and similar items (to the extent none of the above is confidential information that Seller reasonably determines may not be provided to Purchaser) in a Seller's or the Existing Manager's possession which relate to the operation or management of such Seller's Property, other than any legally privileged materials and attorney work product, (vii) any cash escrows or reserves held by the Lender on behalf of Sellers under the Existing Financing as of the Closing Date, (viii) all Trademarks and all registrations, applications and common law rights relating to such Trademarks, together with the goodwill of the business symbolized thereby, (ix) the Websites, any intellectual property rights in such Websites, including the goodwill of the business symbolized thereby, any associated numerical internet protocol address related thereto and any website operated at such domain name, (x) to the extent assignable without additional cost to such Seller, all contact information, email databases and mailing lists relating to customers and maintained by such Seller or the Existing Manager, (xi) to the extent assignable without additional cost to such Seller, all computer software licenses for programs used in connection with such Seller's Property, (xii) all brochures, marketing materials and advertising materials relating to each Property and (xiii) to the extent assignable, all general intangibles relating to the ownership of such Seller's Property owned by such Seller (or on behalf of such Seller through the Existing Manager or by an affiliate of either of them); provided, however, that in no event shall the term "Asset-Related Property" be deemed to include the software known as the Vertical Market Software for the Real Estate Industry, distributed by Management Reports, Inc., or any data or other information contained therein or maintained in connection therewith.

(b) The parties hereto acknowledge and agree that the value of any personal property at the Property is de minimis and no part of the Purchase Price is allocable thereto. Although it is not anticipated that any sales tax shall be due and payable, Purchaser agrees that Purchaser shall pay any and all sales and/or compensating use taxes imposed upon or due in connection with the transactions contemplated hereunder under any applicable laws. Purchaser shall file all necessary tax returns with respect to all such taxes and, to the extent required by applicable law, Seller will join in the execution of any such tax returns.

3. PURCHASE PRICE AND DEPOSIT; ALLOCATION OF PURCHASE PRICE.

(a) Subject to the credits set forth in Section 3(c) hereof and the adjustments set forth in Section 6 hereof, the aggregate purchase price for all of the Assets is FOUR HUNDRED NINETY-ONE MILLION DOLLARS ($491,000,000) (the "Purchase Price").

(b) The Purchase Price shall be payable as follows:

(i) Simultaneously with the execution of this Agreement by Purchaser, Purchaser shall deliver (or cause to be delivered) to the Title Company, as escrow agent ("Escrow Agent"), the amount of Ten Million Dollars ($10,000,000) (together with any interest earned thereon, the "Deposit"). Escrow Agent shall hold the Deposit in accordance with the provisions of Section 37 hereof and shall immediately notify Sellers and Purchaser upon its receipt thereof; and

(ii) At the Closing, Sellers shall be entitled to direct Escrow Agent to disburse the Deposit to Sellers, and Purchaser shall deliver the balance of the Purchase Price (i.e., the Purchase Price, as adjusted pursuant to Section 6 hereof and as reduced by any credit applied pursuant to Section 3(c) hereof, less the Deposit) to the Escrow Agent with irrevocable instructions to immediately disburse same to Sellers, together with instructions confirming Sellers' right to the Deposit. Such balance of the Purchase Price shall be paid in cash.

(c) At the Closing, Purchaser shall be entitled to a credit against the Purchase Price in the amount equal to the outstanding principal balance of the Existing Financing as of the Closing (the "Outstanding GMAC Principal Balance"), whether or not Purchaser elects to defease the Existing Financing in accordance with
Section 4(c) hereof, without giving effect to any amounts required to be paid by Purchaser in excess of such outstanding principal balance (including, without limitation, all fees, third-party costs and expenses) in connection with any such defeasance.

(d) All monies payable by Purchaser under this Section shall be paid by wire transfer of immediately available federal funds for credit to the Escrow Agent in accordance with the instructions set forth on Exhibit 3(d) hereto, unless otherwise directed by Escrow Agent.

(e) Purchaser and Sellers acknowledge and agree that the Purchase Price has been allocated to the Assets in accordance with the provisions of Section 1060 of the Internal Revenue Code and the regulations promulgated thereunder and such allocation is set forth on Schedule 3(e) hereto (the "Allocated Purchase Price"). The Allocated Purchase Price shall be binding upon the parties hereto and upon each of their successors and assigns. Purchaser and Seller each shall report and file all tax returns (including amended tax returns and claims for refund and IRS Form 8594, Asset Acquisition Statement) and shall cooperate in the filing of any forms consistent with the amounts set forth on Schedule 3(e), unless otherwise required pursuant to a final "determination" as defined in
Section  1313(d)  of  the  Internal  Revenue  Code;  provided,   however,   that
notwithstanding the foregoing neither Purchaser nor Sellers shall take any position contrary thereto or inconsistent therewith (including, without limitation, in any audits or examinations by any taxing authority or any other proceedings).

(f) Purchaser and Sellers agree that it is a material consideration of this Agreement that neither party shall have the right to terminate this Agreement in part with respect to a Property, it being the intent of the parties that, unless Sellers and Purchaser shall otherwise mutually agree in writing, this Agreement sets forth an "all or none" transaction.

4. GMAC LOAN.

(a) Each Seller listed on Schedule 4(a) hereto has granted a mortgage or deed of trust to GMAC Commercial Mortgage Corporation (together with its successors and assigns, "Lender") as security for an existing mortgage financing (the "Existing Financing"), originally made by Lender to such Sellers, jointly and severally, in the original aggregate principal amount of $200,000,000. It is the intention of Sellers and Purchaser, and Purchaser hereby agrees, that Purchaser shall acquire the Properties, subject to all of the obligations of the Sellers from and after the Closing under that certain Loan Agreement, dated as of June 18, 1998 (the "Loan Agreement"), and all related loan documents for the Existing Financing as set forth on Schedule 4(a) hereto (together with the Loan Agreement, collectively, the "Loan Documents"). In addition, it is the intention of Sellers and Purchaser, and Purchaser hereby agrees, that, at Closing, Purchaser (or its, direct or indirect, wholly-owned subsidiary or subsidiaries) shall assume each and every obligation of Sellers arising from and after the Closing under the Loan Documents to which such Sellers are a party.

(b) Sellers and Purchaser shall use commercially reasonable efforts to obtain the consent of Lender to the transactions contemplated by this Agreement that require the consent of Lender in accordance with the Loan Documents, including, without limitation, the assumption by Purchaser (or its, direct or indirect, wholly-owned subsidiary or subsidiaries) of all of the obligations of Sellers under the Loan Documents arising from and after the Closing. Purchaser agrees, at its sole cost and expense, to deliver such information as may be reasonably required by Lender in connection with Lender's evaluation of the transactions contemplated hereby, including, without limitation, financial statements, non-consolidation opinions, qualified property management agreements and title endorsements (provided that Sellers shall be responsible for those fees, costs and other amounts charged by Lender as provided in Section 17(b) hereof). Purchaser agrees that, no later than ten Business Days after the date hereof, it shall submit to Lender a description of its proposed ownership structure of the Properties, including identifying Blackstone Real Estate Partners IV L.P., Tanger Properties Limited Partnership and General Electric Capital Corporation and their respective affiliates (collectively, the "Controlling Capital Partners") as the source of not less than 95% of the capital to be utilized by Purchaser in acquiring the Properties ("Purchaser's Capital Structure"). Purchaser further agrees that, in connection with obtaining such consent, all materials delivered by or on behalf of Purchaser to Lender (or the applicable rating agencies) shall be consistent with the representations and warranties of Purchaser set forth in Section 12(e) hereof, and copies of all such material shall be sent concurrently to Sellers. The obligation of each of Sellers and Purchaser to close the transactions contemplated herein shall be conditioned upon the execution and delivery of an assignment and assumption agreement in form and substance reasonably satisfactory to Lender, such Sellers and Purchaser (the "Loan Assignment and Assumption Document"), which Loan Assignment and Assumption Document shall include (i) the full general unconditional release of such Sellers (including Public Employees Retirement System of Ohio ("OPERS"), as applicable) from all obligations arising under the Existing Financing and the Loan Documents from and after the Closing Date, (ii) a statement from Lender dated as of a date on or about the Closing disclosing as of the Closing (A) the Outstanding GMAC Principal Balance, (B) all interest, fees and other amounts due Lender under the Existing Financing ("Additional GMAC Debt"), (C) the cash balance of all escrows and reserves held by Lender as collateral under the Loan Documents, (D) a list of all of the Loan Documents, and (E) the absence of defaults under the Loan Documents, and (iii) a consent by Lender to (A) the transactions contemplated by this Agreement, (B) Purchaser's Capital Structure,
(C) the organizational documents of each Controlling Capital Partner, (D) transfers from time to time of direct or indirect interests in Purchaser or control of Purchaser, in each case, among the Controlling Capital Partners and
(E) Tanger Properties Limited Partnership ("Affiliated Manager") as the new property manager of the Properties. Each of Purchaser's, direct or indirect, wholly-owned subsidiary or subsidiaries assuming the obligations of one or more Sellers under the Existing Financing and Purchaser, to the extent it is assuming the obligations of one or more Seller under the Existing Financing, shall comply with the special purpose entity requirements set forth in the Loan Documents. Sellers shall each use commercially reasonable efforts to execute and deliver such other documents and opinions as may be reasonably required by Lender; provided, however, that Sellers and Purchaser agree that Sellers shall not be obligated to pay Lender any assumption fees in excess of the assumption fee, if any, expressly set forth in the Loan Documents.

(c) Notwithstanding the provisions of Section 4(a) or Section 4(b) hereof, if Purchaser elects not to have the Existing Financing encumber any of the
Properties  as of  the  Closing,  Sellers  shall  cooperate  with  Purchaser  in exercising the rights of the applicable Sellers under Section 5 of the Loan Agreement to effect a Defeasance (as such term is defined in the Loan Agreement) with respect to all of the Properties encumbered by the Existing Financing; provided, however, that (i) any such Defeasance must be accompanied by the full general unconditional release of such Sellers (including OPERS, as applicable) for any obligations arising under the Existing Financing and the Loan Documents from and after such Defeasance, (ii) Purchaser shall be solely responsible for any and all costs, fees and other amounts required in connection with such Defeasance, including, without limitation, any and all costs of Lender and Lender's counsel, whether required in the form of a deposit or advance payment, and the amount of all collateral required to be posted in connection with such Defeasance, including any guaranties thereof, and Purchaser shall be solely responsible for the issuance of any and all legal opinions, accountant certifications, analyses, reports and other documentation required of Sellers in connection with such Defeasance and (iii) no such Defeasance shall become effective until and unless the Closing occurs in accordance herewith. Notwithstanding the foregoing, Purchaser's right to effect a Defeasance shall be conditioned on Purchaser's full and timely performance of all conditions precedent to such Defeasance, with Sellers' reasonable cooperation (at Purchaser's expense), and full and timely payment of all amounts required in connection with such Defeasance, whether incurred by (or charged to) Purchaser, Sellers or any party acting on behalf of any of them in connection with such Defeasance.

(d) Unless Section 4(c) applies, in connection with obtaining the consent of Lender, Purchaser covenants that it shall represent to Lender that Affiliated Manager shall assume management the Properties encumbered by the Existing Financing effective as of the Closing.

5. STATUS OF TITLE; PERMITTED ENCUMBRANCES; TITLE INSURANCE.

(a) Subject to the terms and provisions of this Agreement, at Closing, each Property shall be conveyed to Purchaser subject only to the Existing Financing and the matters described on Schedule 5(a) hereto with respect to such Property (collectively, the "Permitted Encumbrances").

(b) (i) The parties acknowledge that Purchaser has received, reviewed and approved copies of the title commitments, each issued by Fidelity National Title Insurance Company of New York (the "Title Company"), as more particularly described on Schedule 5(b) hereto (collectively, the "Title Commitments"), together with copies of all instruments disclosed on the Title Commitments. Purchaser may order commitments to update the Title Commitments (collectively, the "Update Commitment") (and Purchaser has ordered but not yet received a commitment for the Lands more particularly described on Schedule R1-6), additional title insurance, if desired, and endorsements through the Title Company for any title insurance obtained in connection with the transactions contemplated hereby. Purchaser also acknowledges that it has received, reviewed and approved, certain land surveys for each Property described on Schedule 5(b) (the "Existing Surveys") prior to the date hereof and that Purchaser has no objection to any matters set forth on such Existing Surveys; provided, however, that Purchaser acknowledges that it has ordered updated land surveys for each Property (the "Updated Surveys") and Purchaser shall have the right to object to any matters disclosed on such Updated Surveys which were not disclosed on the applicable Existing Survey which would (A) create an exception to title over which the Title Company is not willing to insure over without additional cost to Purchaser, (B) interfere with the current use or operation of such Property or
(C) otherwise materially impair the value of such Property (the foregoing, a "Survey Objection").

(ii) Purchaser shall direct the Title Company to deliver a copy of any Update Commitment to Sellers simultaneously with its delivery of the same to Purchaser. If, prior to the Closing Date, an Updated Survey received by Purchaser shall disclose matters which were not disclosed on the Existing Surveys and which constitute Survey Objections, or if the Title Company shall deliver any Update Commitment which discloses a Lien or other title exception which is not a Permitted Encumbrance with respect to a Property (each, an "Update Exception"), then Purchaser shall have until the earlier of (A) five (5) Business Days after delivery of such Update Commitment or Updated Survey, as the case may be, or (B) the Business Day immediately preceding the Closing Date (the "Update Objection Date"), time being of the essence, to deliver written notice to Sellers objecting to any of the Update Exceptions (the "Update Objections"). If Purchaser fails to deliver a notice of Update Objections by the Update Objection Date, Purchaser shall be deemed to have objected to all Update Exceptions and the same shall be deemed Update Objections and shall not be deemed Permitted Encumbrances with respect to such Property, except as provided in Section 5(b)(ii) hereof. If Purchaser shall deliver such notice of Update Objections by the Update Objection Date, any Update Exceptions which are not objected to in such notice shall not constitute Update Objections and shall be deemed Permitted Encumbrances.

(iii) Purchaser shall not be entitled to object to, and shall be deemed to have approved, any Liens or other title exceptions (and the same shall not constitute Update Objections but shall be deemed Permitted Encumbrances) (1) over which the Title Company is willing to insure (without additional cost to Purchaser), (2) against which the Title Company is willing to provide affirmative insurance (without additional cost to Purchaser), (3) which are Liens or title exceptions which affect the interest of tenants as tenants only under the Leases or (4) which will be extinguished upon the transfer of the Property. Notwithstanding anything to the contrary contained herein, if Sellers are unable to eliminate any of the Update Objections by the Closing Date, unless the same are waived by Purchaser without any abatement in the Purchase Price, Sellers may, upon at least two (2) Business Days' prior notice ("Title Cure Notice") to Purchaser (except with respect to matters first disclosed during such two (2) Business Day period, as to which matters notice may be given at any time through and including the Closing Date) adjourn the Closing Date in order to attempt to eliminate such exceptions for a period ("Title Cure Period") not to exceed the later of (A) thirty (30) days or, (B) the date which is ten (10) Business Days after the Lender shall have given its consent to the assumption of the Existing Financing by Purchaser.

(c) If Sellers are unable to eliminate any of the Update Objections within the Title Cure Period then, Purchaser shall have the right to terminate this Agreement by notice given to Seller within ten (10) Business Days following expiration of the Title Cure Period (a "Title Default Termination Notice"), time being of the essence, in which event Purchaser shall be entitled to a return of the Deposit. If Purchaser shall fail to deliver the Title Default Termination Notice within the ten (10) Business Day period described therein, time being of the essence, (i)such Update Exceptions shall be deemed to be, for all purposes, a Permitted Encumbrance, (ii) Purchaser shall be deemed to have agreed to proceed with the acquisition of the Properties without abatement of the Purchase Price, and (iii) Sellers shall have no obligations whatsoever after the Closing Date with respect to a Seller's failure to cause such Update Exceptions to be eliminated. Upon the proper and timely giving of any Title Default Termination Notice, the Deposit shall be returned to Purchaser and this Agreement shall terminate and neither party hereto shall have any further rights or obligations hereunder other than those which are expressly provided to survive the termination hereof.

(d) It is expressly understood that in no event shall Sellers be required to bring any action or institute any proceeding, or (except as provided in the next sentence) to otherwise incur any costs or expenses, in order to attempt to eliminate any Update Objection. Notwithstanding the foregoing, Sellers shall be required to remove (or cause to be removed from record), by payment, bonding or otherwise: any Update Objections which have been voluntarily recorded or otherwise placed by Sellers or any affiliate against a Property on or following the date of the applicable Title Commitment (other than with the approval or deemed approval of Purchaser, which approval shall not be unreasonably withheld, conditioned or delayed), (ii) the lien of any mortgage affecting a Property, whenever created, other than the lien of any mortgage securing the Existing Financing, or any Update Objections which would not fall within the definition of clause (i) above and which can be removed by the payment of a liquidated sum of money, provided that with respect to such items set forth in this clause
(iii), in no event shall Sellers be obligated to expend amounts in excess of $200,000 with respect to any one Property or $2,000,000 in the aggregate with respect to all Properties pursuant to the provisions of this sentence.

(e) If Sellers shall have adjourned the Closing Date in order to cure Update Objections in accordance with the provisions of this Section 5, Sellers shall, upon the satisfactory cure thereof, promptly reschedule the Closing Date, upon at least five (5) Business Days' prior notice to Purchaser (the "New Closing Notice"); it being agreed, however, that if any matters which are Update Objections arise between the date the New Closing Notice is given and the rescheduled Closing Date, Sellers may again adjourn the Closing for a reasonable period or periods, in order to attempt to cause such exceptions to be eliminated by sending Purchaser a Title Cure Notice, it being agreed, however, that Sellers shall not be entitled to adjourn the new Closing Date pursuant to this Section 5 for a period or periods in excess of forty-five (45) days in the aggregate.

(f) If the Update Commitment discloses judgments, bankruptcies or other returns against other entities having names the same as or similar to any Seller, on request the applicable Seller shall deliver (or cause to be delivered) to the Title Company affidavits showing that such judgments, bankruptcies or other returns are not against such entity in order to request the Title Company to omit exceptions with respect to such judgments, bankruptcies or other returns or to insure over same.

(g) Purchaser and Sellers shall deliver to the Title Company evidence reasonably requested by the Title Company (i) to establish the legal existence of Purchaser and Sellers, (ii) the authority of the respective signatories of Sellers and Purchaser to bind the Sellers and Purchaser, as the case may be, and (iii) satisfaction of the title requirements set forth on Schedule B-1 of each Title Commitment or Update Commitment, other than Permitted Encumbrances.

6. APPORTIONMENTS.

(a) The adjustments described in this Section 6 shall be calculated with respect to each Property as of Closing. The aggregate Purchase Price to be paid by Purchaser to Sellers shall be adjusted by the aggregate of all adjustments.

(b) All of the apportionments in this Section 6, including the following, except as specifically provided herein, shall be apportioned between Sellers and Purchaser as of 11:59 p.m. on the day immediately preceding the Closing Date (the "Apportionment Date") on the basis of the actual number of days of the month which shall have elapsed as of the Closing Date and based upon the actual number of days in the month and a 365 day year; provided, however, that solely for purposes of an initial calculation thereof for the Closing, any payments from tenants or other third-parties to be pro-rated in accordance with this
Section 6 which are then held in a lockbox account with the Lender, shall be calculated on the date that is two days preceding the Closing Date and, upon collection thereof by Purchaser, all remaining sums due and payable to Seller as of the Apportionment Date shall be remitted to Seller by Purchaser:

(i) as more particularly set forth in Section 6(c) hereof, prepaid rents, fixed rents and additional rents payable pursuant to the Leases (including, without limitation, operating expense escalation payments, real estate tax escalation payments and percentage rent, if any, payable under the Leases) (collectively, "Rents");

(ii) fuel, if any, as estimated by Sellers' suppliers, at current cost, together with any sales taxes paid in connection therewith, if any (a letter from such fuel supplier shall be conclusive evidence as to the quantity of fuel on hand and the current cost therefor);

(iii) prepaid fees for licenses and other permits assigned to Purchaser at the Closing or otherwise remaining in force for the benefit of the owner of the applicable Property after the Closing;

(iv) any amounts payable to, or prepaid or payable by (or on behalf of), the owner of the Property under any service, maintenance, supply, marketing, billboard, coop billboard agreements or other agreement relating to the operation of the Property (together with all modifications, amendments and supplements relating thereto, collectively, the "Contracts") which are set forth on Schedule 11(a)(xii) (other than the Terminated Contracts) or are entered into after the date hereof in accordance with the terms of this Agreement; and

(v)  all  other  pro-ratable  items  normally  and  customarily   pro-rated  for
commercial properties in the jurisdiction in which such Property is located.

(c) (i) Monthly base rents (collectively, "Base Rents") under the Leases shall be adjusted and prorated on an if, as and when collected basis. Base Rents collected by or on behalf of Sellers, after the Closing Date from tenants who owe Base Rents for periods prior to the Closing Date, shall be applied first, in payment of Base Rents for the month in which the Closing Date occurs; second, in payment of Base Rents for the month immediately preceding the Closing Date; (C) third, in payment of Base Rents for all periods after the Closing Date and (D) fourth, after Base Rents for all periods after the Closing Date have been paid in full, in payment of Base Rents for the periods prior to the Closing Date and not paid pursuant to the preceding subclauses (A) or (B). Each such amount, less reasonable collection costs, shall be adjusted and prorated as provided above, and the party receiving such amount (or the benefit of such amount) shall, within thirty (30) days, pay (or cause to be paid) to the other party the portion thereof to which such party is so entitled.

(ii) Purchaser shall bill (or cause to be billed) tenants owing Base Rents for periods prior to the Closing Date, on a monthly basis for a period of ninety
(90) days following the Closing Date, and during such period, Purchaser shall use commercially reasonable efforts to collect (or cause to be collected) such past due Base Rents; provided, however, that Purchaser shall have no obligation to commence (or cause the owner of any Property to commence) any actions or proceedings to collect any such past due Base Rents. Base Rents collected by (or on behalf of) Purchaser after the Closing Date to which Sellers are entitled pursuant to Section 6(c)(i) shall be paid to Sellers within thirty (30) days after receipt thereof by Purchaser (or Purchaser's agent). Purchaser shall provide Sellers monthly statements setting forth the status of such collection efforts. Commencing as of ninety-one (91) days after the Closing Date, Sellers may take all steps it deems appropriate, at their sole cost and expense, including, without limitation, the prosecution of one or more lawsuits, to collect Base Rents delinquent as of the Closing Date which are still uncollected (provided, however, that Sellers may not cause any Lease to be terminated or attempt to cause any tenant thereunder to be evicted), and Purchaser shall cause the owner of the Property with respect to which such Base Rents are to be collected to reasonably cooperate in any and all such actions.

(iii) With respect to any Lease that provides for the payment of additional or escalation rent based upon (A) a percentage of a tenant's gross sales during a specified annual or other period or (B) Property Taxes, operating expenses, labor costs, cost of living indices or porter's wages (collectively, "Overage Rent"), such Overage Rent shall be adjusted and prorated on an if, as and when collected basis.

(iv) Purchaser shall (or shall cause the owner of each Property to) (A) render bills for any Overage Rent payable for any accounting period that expired prior to the Closing Date, but which is to be paid after the Closing Date; (B) bill tenants for such Overage Rent attributable to an accounting period that expired prior to the Closing Date, on a monthly basis, for a period of ninety (90) days thereafter; and (C) use commercially reasonable efforts in the collection of such Overage Rent; provided, however, that Purchaser shall have no obligation to commence (or cause the owner of any Property to commence) any actions or proceedings to collect any such Overage Rents. If Purchaser shall be unable to collect such Overage Rents during the aforementioned ninety (90) day period, Sellers shall have the right to pursue tenants to collect such delinquencies, at its sole cost and expense, including, without limitation, the prosecution of one or more lawsuits (provided, however, that Sellers may not cause any Lease to be terminated or attempt to cause any tenant thereunder to be evicted), and Purchaser shall cause the owner of the Property with respect to which such Overage Rents are to be collected to reasonably cooperate in any and all such actions. Sellers shall furnish to Purchaser all information relating to the period prior to the Closing Date necessary for the billing of such Overage Rent, and Purchaser shall deliver to Sellers, concurrently with delivery to tenants, copies of all statements relating to Overage Rent for any period prior to the Closing Date. Purchaser shall bill (or cause to be billed) tenants for Overage Rents for accounting periods prior to the Closing Date in accordance with and on the basis of such information furnished by Sellers.

(v) Overage Rent payable for the accounting period in which the Closing Date occurs shall be apportioned between Sellers and Purchaser based upon the ratio that the portion of such accounting period prior to the Closing Date bears to the entire such accounting period. If, prior to the Closing Date, Sellers (or their agent) receive any installments of Overage Rent attributable to Overage Rent for periods from and after the Closing Date, such sums shall be apportioned at the Closing Date. If Purchaser (or its agent) receives any installments of Overage Rent attributable to Overage Rent for periods prior to the Closing Date, such sums (less reasonable collection costs actually incurred by Purchaser) shall be paid to Sellers within thirty (30) days after Purchaser (or its agent) receives payment thereof.

(vi) Any payment by tenants of Overage Rent shall be applied to Overage Rents then due and payable in the following order of priority: (A) first, in payment of Overage Rents for the accounting period in which the Closing Date occurs, (B) second, in payment of Overage Rents for the period preceding the accounting period in which the Closing Date occurs and (C) third, in payment of Overage Rents for the accounting period following the one in which the Closing Date occurs.

(vii) To the extent any portion of Overage Rent is required to be paid monthly by tenants on account of estimated amounts for the current period, and at the end of each calendar year (or, if applicable, at the end of each lease year or tax year or any other applicable accounting period), such estimated amounts are to be recalculated based upon the actual expenses, taxes and other relevant factors for that calendar (lease or tax) year, with the appropriate adjustments being made with such tenants, then such portion of the Overage Rent shall be prorated between Sellers and Purchaser on the Closing Date based on such estimated payments (i.e., with (A) Sellers entitled to retain all monthly installments of such amounts with respect to periods prior to the calendar month in which the Closing Date occurs, to the extent such amounts are as of the Closing Date estimated to equal the amounts ultimately due to Sellers for such periods, (B) Purchaser entitled to receive all monthly installments of such amounts with respect to periods following the calendar month in which the Closing Date occurs, and (C) Sellers and Purchaser apportioning all monthly installments of such amounts with respect to the calendar month in which the Closing Date occurs). At the time(s) of final calculation and collection from (or refund to) tenants of the amounts in reconciliation of actual Overage Rent for a period for which estimated amounts have been prorated, there shall be a re-proration between Sellers and Purchaser based on the period in time each party owned the relevant Asset, with the net credit resulting from such re-proration, after accounting for amounts required to be refunded to tenants, being payable to the appropriate party (i.e., to Sellers if the recalculated amounts exceed the estimated amounts and to Purchaser if the recalculated amounts are less than the estimated amounts).

(viii) To the extent that any tenant, pursuant to a right contained in an existing tenant lease, conducts an audit respecting any Overage Rent calculation (a "Rent Audit") for an accounting period that expired prior to the Closing Date, or otherwise becomes entitled to a refund of Overage Rent with respect to a period prior to the Closing Date, Sellers shall be liable for any refunds due to such tenant or be the recipient of any additional payments due by such tenant as the result of such Rent Audit. The results of any Rent Audit for any other accounting period shall be apportioned in the same manner as Overage Rent. Rent Audits for accounting periods that expire prior to the Closing Date shall be settled by the owner of the Property acting in accordance with Sellers' instructions or, if Seller so elects, shall be settled by such Seller directly, in each case at Sellers' sole cost and expense and in accordance with the applicable existing tenant Lease, subject to Purchaser's approval, which shall not be unreasonably withheld, delayed or conditioned; provided, however, that Purchaser's consent to any such settlement shall not be required if the tenant as part of such settlement agrees that such settlement shall not be binding on the landlord in calculating similar amounts for subsequent years and tenant will not introduce any such settlement in challenging amounts due in any such subsequent year. Rent Audits for accounting periods prior to the Closing Date but extending after the Closing Date shall be settled by the owner of the Property acting in accordance with Purchaser's instructions and in accordance with the applicable existing Lease, but Sellers shall receive notice of all negotiations or proceedings in connection therewith, shall have the right to intervene therein and must approve all matters to be approved by the landlord under the applicable existing tenant Lease in connection therewith, which approval shall not be unreasonably withheld, delayed or conditioned, and any and all costs relating to such audit shall be apportioned in accordance with the respective periods within such audit period that the Property was owned, directly or indirectly, by Sellers and Purchaser.

(ix) To the extent that any amounts are paid or payable by a tenant under a Lease to an owner of a Property prior to the Closing Date in advance of the period to which such expense applies, whether as a one time payment or in installments (e.g. for real property tax escalations), such amounts shall be apportioned as provided above but based upon the period for which such payments were or are being made.

(x) To the extent tenants pay items of Rent which are not Base Rents or Overage Rents, such as charges for common area charges or maintenance, marketing, electricity, steam, water, cleaning, overtime services, insurance, sundry charges or other charges of a similar nature (collectively, "Additional Rent"), such rent shall be applied based on the period covered by such Additional Rent charge (i.e., the period the applicable work, utility or service was provided). For any Additional Rent payable for a period that expired prior to the Closing Date, but which shall be paid after the Closing Date, Purchaser shall pay the entire amount thereof to Sellers within thirty (30) days after receipt thereof, less any reasonable collection costs actually incurred. Purchaser shall (A) render bills for any Additional Rent payable for any period that expired prior to the Closing Date, but which is to be paid after the Closing Date; (B) bill tenants for such Additional Rent attributable to a period that expired prior to the Closing Date, on a monthly basis, for a period of ninety (90) days thereafter; and (C) use commercially reasonable efforts in the collection of such Additional Rent; provided, however, that Purchaser shall have no obligation to commence (or cause the owner of any Property to commence) any actions or proceedings to collect any such Additional Rent. If Purchaser shall be unable to collect such Additional Rent during the aforementioned ninety (90) day period, Sellers shall have the right to pursue tenants to collect such delinquencies (including, without limitation, the prosecution of one or more lawsuits), provided that Sellers may not cause any Lease to be terminated or attempt to cause any tenant thereunder to be evicted, and Purchaser shall cause the owner of the Property with respect to which such Additional Rent is to be collected to reasonably cooperate in any and all such actions. Sellers shall furnish to Purchaser all information relating to the period prior to the Closing Date necessary for the billing of such Additional Rent, and Purchaser shall deliver to Sellers, concurrently with delivery to tenants, copies of all statements relating to Additional Rent for any period prior to the Closing Date. Purchaser shall bill tenants for Additional Rent relating to periods prior to the Closing Date in accordance with and on the basis of such information furnished by Sellers. Additional Rent payable for the period in which the Closing Date occurs shall be apportioned between Sellers and Purchaser based upon the same method used to apportion the underlying expense being billed to such tenant, or if such expense is not being apportioned, then based upon the ratio that the portion of such accounting period prior to the Closing Date bears to the entire such accounting period.

(xi) To the extent any payment received from a tenant after Closing does not indicate whether the payment is for an item of Base Rent, Overage Rent or Additional Rent, and the same cannot be clearly determined from the context of such payment (e.g., it is not accompanied by an invoice for an item of Base Rent, Overage Rent or Additional Rent in such amount), then such payment will be applied: first, to payment of any Base Rent then due or delinquent, in accordance with paragraphs (i) and (ii) above; second, to payment of any Additional Rent then due or delinquent, in accordance with paragraph (x) above; and third, to any Overage Rent then due or delinquent, in accordance with paragraphs (iii)-(ix) above.

(xii) To the extent any Seller receives any Base Rents, Overage Rents, or Additional Rent after the Closing Date from any tenant, such Seller shall, within five (5) Business Days, pay (or cause to be paid) such amount to Purchaser in which event such amounts shall be distributed by Purchaser in accordance with the applicable provisions of this Section 6(c).

(d) Real estate taxes, personal property taxes, vault charges and taxes, business improvement district taxes and assessments and any other governmental taxes, charges or assessments levied or assessed against the Property (collectively, "Property Taxes") shall be adjusted and prorated based on the periods of ownership by Sellers and Purchaser with Sellers being responsible for all Property Taxes accrued through the date of Closing (regardless of when payable) and Purchaser being responsible for all Property Taxes accruing after the Closing (regardless of when payable). If the Closing Date shall occur either before an assessment is made or a tax rate is fixed for the tax period in which the Closing Date occurs, the apportionment of such Property Taxes based thereon shall be made at the Closing Date by applying the tax rate for the preceding year to the latest assessed valuation, but, promptly after the assessment and/or tax rate for the current year are fixed, the apportionment thereof shall be recalculated and Sellers or Purchaser, as the case may be, shall make an appropriate payment to the other within five (5) Business Days based on such recalculation. If as of the Closing Date the Property or any portion thereof shall be affected by any special or general assessments which are or may become payable in installments, Sellers shall pay the unpaid installments of such assessments which are due prior to the Closing Date and Purchaser shall pay the installments which are due on or after the Closing Date.

(e) If there are water meters at the Property, the unfixed water rates and charges and sewer rents and taxes covered by meters, if any, shall be apportioned (i) on the basis of an actual reading done within thirty (30) days prior to the Apportionment Date, or (ii) if such reading has not been made, on the basis of the last available reading. If the apportionment is not based on an actual current reading, then upon the taking of a subsequent actual reading, the parties shall, within thirty (30) days following notice of the determination of such actual reading, readjust such apportionment and Sellers shall deliver to Purchaser or Purchaser shall deliver to Seller, as the case may be, the amount determined to be due upon such readjustment.

(f) Charges for all electricity, steam, gas and other utility services (collectively, "Utilities") shall be billed to Sellers' account up to the Apportionment Date and, from and after the Apportionment Date, all Utilities shall be billed to Purchaser's account. If for any reason such changeover in billing is not practicable as of the Closing Date, as to any Utility, such Utility shall be apportioned on the basis of actual current readings or, if such readings have not been made, on the basis of the most recent bills that are available. If any apportionment is not based on an actual current reading, then upon the taking of a subsequent actual reading, the parties shall, within thirty
(30) days following notice of the determination of such actual reading, readjust such apportionment and Sellers shall promptly deliver to Purchaser, or Purchaser shall promptly deliver to Sellers, as the case may be, the amount determined to be due upon such adjustment. Sellers shall arrange for a final reading of all utility meters (covering gas, water, steam and electricity) as of the Closing, except meters the charges of which are payable by tenants of each Property pursuant to such tenant's lease. Sellers and Purchaser shall jointly execute a letter to each applicable utility company advising such utility companies of the termination of Sellers' responsibility for such charges for utilities furnished to the applicable Property as of the date of the Closing and commencement of Purchaser's responsibilities therefor from and after such date.

(g) Purchaser and the owner of the Property, as owned (directly or indirectly) by Purchaser, shall have no right to receive any rental insurance proceeds which relate to the period prior to the Closing Date and, if any such proceeds are delivered to (or for the benefit of) Purchaser, Purchaser shall, within thirty
(30) days following receipt thereof, pay the same to Seller.

(h) If the Closing occurs, Purchaser agrees that it shall be responsible for the payment of all Tenant Inducement Costs which become due and payable (whether before or after the Closing Date) arising from, relating to or in connection with (i) any renewals, modifications, amendments or expansions of existing Leases or other supplementary agreements relating thereto entered into between the date hereof and the Closing Date, in each case which have been approved (or deemed approved) by Purchaser to the extent required pursuant to the terms of
Section 8 hereof, that certain lease proposed to be executed after the date hereof, by and between R.R. Laconia, Inc. and UR of Tilton NH, LLC, up to the actual Tenant Inducement Costs thereof, but not to exceed $250,000 and (iii) any new Leases entered into between the date hereof and the Closing Date, in each case which have been approved (or deemed approved) by Purchaser to the extent required pursuant to the terms of Section 8 hereof; provided, however, Sellers agree and shall be responsible for the payment of a pro rata portion of such Tenant Inducements Costs based on the portion of the term of the Lease to which such Tenant Inducement Costs relate which has expired prior to Closing, excluding the Tenant Inducement Costs set forth in subclause (ii). Seller shall be responsible for all other Tenant Inducement Costs with respect to the Leases not payable by Purchaser pursuant to the immediately preceding sentence. If, as of the Closing Date, Sellers shall have paid any Tenant Inducement Costs for which Purchaser is responsible pursuant to the foregoing provisions, Purchaser shall reimburse Sellers therefor at Closing provided that Sellers shall supply invoices and statements for all such Tenant Inducement Costs to Purchaser prior to the Closing Date. For purposes hereof, the term "Tenant Inducement Costs" shall mean any out-of-pocket payments required under a Lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement or concession, including, without limitation, tenant improvement costs, design, refurbishment and other work allowances, landlord's work to prepare the space for delivery to or occupancy by a tenant, fees for permits or tapping into utilities, lease buyout costs, and moving allowances and any leasing commissions in connection with such Leases; provided, however, that "Tenant Inducement Costs" shall not include loss of income resulting from any free rental period (it being agreed that Sellers shall bear such loss resulting from any free rental period with respect to the period prior to the Closing Date and that Purchaser shall bear such loss with respect to the period from and after the Closing Date). At Closing, Purchaser shall receive a credit against the balance of the Purchase Price in an amount equal to all Tenant Inducement Costs which are Seller's responsibility under this Section 6(h) and which have not then been paid.

(i) Any amounts actually received by a Seller or Purchaser in respect of tax increment or similar financing (net of any amounts which are payable by such Seller to any third-party) for the accounting period in which the Closing Date occurs shall be apportioned between such Seller and Purchaser as and when received and based upon the ratio that the portion of such accounting period prior to the Closing Date bears to the entire such accounting period.

(j) At Closing, Purchaser shall receive a credit against the balance of the Purchase Price in an amount equal to the positive difference, if any, of (A) all marketing fees, contributions or other similar payments made by any tenant at the Property to Sellers which are allocable to the period prior to the Closing, less (B) the sum of (1) all contributions made by Sellers in respect of such marketing fees, contributions or other similar payments for which Sellers are entitled to reimbursement from tenants but have not yet collected from tenants at the Property, (2) amounts expended by Sellers for purposes of advertising or marketing such Property in accordance with the terms of such tenant's Lease, whether allocable to the period prior to Closing or after Closing (including any termination fees for terminating any marketing agreements as of Closing required by Purchaser to be terminated) and (3) an amount reasonably estimated by Sellers to be due for marketing expenses incurred prior to Closing for which invoices have not been received as of Closing. In furtherance of the foregoing, Sellers and Purchaser agree that Sellers shall be entitled to all payments from tenants in respect of periods prior to the Closing and shall be liable for such marketing expenses allocable for periods prior to the Closing and Purchaser shall be entitled to all payments from tenants in respect of periods from and after the Closing and shall be liable for such marketing expenses allocable for periods from and after the Closing.

(k) (1) At or prior to the Closing, Sellers and Purchaser and/or their respective agents or designees will jointly prepare a preliminary closing statement (the "Preliminary Closing Statement") which will show the adjustments and prorations calculated with respect to each Property and the net amount due either to Sellers or to Purchaser as the result of the sum of all adjustments and prorations provided for in this Agreement, and such net due amount will be added to or subtracted from the cash balance of the Purchase Price to be paid to Sellers at the Closing pursuant to Section 3, as applicable.

                  (2) Within 180 days following the Closing Date, Sellers and Purchaser will jointly prepare a supplemental closing statement reasonably satisfactory to Seller and Purchaser in form and substance (the "Supplemental Closing Statement") setting forth the determination of the adjustments and prorations provided for herein and setting forth any items which are not capable of being determined at such time (and the manner in which such items shall be determined and paid). The net amount due Sellers or Purchaser, if any, by reason of adjustments to the Preliminary Closing Statement as shown in the Supplemental Closing Statement, shall be paid in cash by the party obligated therefor directly to the party due such amount within five (5) Business Days following the obligated party's receipt of the approved Supplemental Closing Statement. The adjustments, prorations and determinations agreed to by Sellers and Purchaser in the Supplemental Closing Statement shall be conclusive and binding on the parties hereto except for any items which are not capable of being determined at the time the Supplemental Closing Statement is agreed to by Sellers and Purchaser, which items shall be determined and paid in the manner set forth in the Final Closing Statement set forth below and except for other amounts due hereunder pursuant to provisions which survive the Closing.


                  (3) Within 365 days following the Closing Date, Sellers and Purchaser will jointly prepare a final closing statement reasonably satisfactory to Seller and Purchaser in form and substance (the "Final Closing Statement") setting forth the final determination of the adjustments and prorations provided for herein and setting forth any items which are not capable of being determined at such time (and the manner in which such items shall be determined and paid). The net amount due Sellers or Purchaser, if any, by reason of adjustments to the Supplemental Closing Statement as shown in the Final Closing Statement, shall be paid in cash by the party obligated therefor directly to the party due such amount within thirty (30) days following the obligated party's receipt of the approved Final Closing Statement. The adjustments, prorations and determinations agreed to by Sellers and Purchaser in the Final Closing Statement shall be conclusive and binding on the parties hereto except for any items which are not capable of being determined at the time the Final Closing Statement is agreed to by Sellers and Purchaser, which items shall be determined and paid in the manner set forth in the Final Closing Statement and except for other amounts due hereunder pursuant to provisions which survive the Closing. The adjustments, prorations and determinations agreed to by Sellers and Purchaser in the Final Closing Statement shall be conclusive and binding on the parties hereto. Prior to and following the Closing Date, each party shall provide the other with such information as the other shall reasonably request (including, without limitation, access to the books, records, files, ledgers, information and data with respect to the Property during normal business hours upon reasonable advance notice) in order to make the preliminary, supplemental and final adjustments and prorations provided for herein.


(l) If any amount to be paid after Closing under this Section 6 shall not be paid in cash when due hereunder, the same shall bear interest (which shall be delivered together with the applicable payment hereunder) from the date due until so paid at a rate per annum equal to the Prime Rate (as such rate may vary from time to time) as reported in the Wall Street Journal plus 3% (the "Default Rate"). To the extent a payment provision in this Section 6 does not specify a period for payment, then for purposes hereof such payment shall be due within thirty (30) days of the date such payment obligation is triggered.

(m) At Closing, Purchaser shall receive a credit against the balance of the Purchase Price in an amount equal to the security deposits provided for under the Leases which are then being held by Sellers in cash and as set forth on
Schedule 11(a)(xiii).

(n) At Closing, Purchaser shall receive a credit against the balance of the Purchase Price in an amount equal to any unpaid Additional GMAC Debt.

(o) At Closing, Purchaser shall pay to Sellers an amount equal to the cash escrows and reserves (including interest accrued thereon) held by Lender on behalf of Sellers under the Existing Financing, including, without limitation, escrows and reserves for taxes, insurance, capital reserves and ground lease payments, which are transferred to Purchaser pursuant to this Agreement.

(p) Each item of fixed and additional rent under the Ground Lease shall be prorated as of the Apportionment Date.

(q) At Closing, Purchaser shall receive a credit against the balance of the Purchase Price in an amount equal to any net proceeds then received by Sellers under the Westbrook II Contract.

(r) The provisions of this Section 6 shall survive the Closing.

7. PROPERTY NOT INCLUDED IN SALE. Notwithstanding anything to the contrary contained herein, it is expressly agreed by the parties hereto that any fixtures, furniture, furnishings, equipment or other personal property, including, without limitation, trade fixtures in, on, around or affixed to an Improvement owned or leased by any tenant (other than through a lease from or with any Seller or any affiliate of any Seller) (collectively, "Excluded Personalty"), shall not be included in the Asset to be sold to Purchaser by any Seller hereunder, and shall, in no event, be deemed as being owned by any Seller.

8. COVENANTS OF SELLER. During the period from the date hereof until the Closing Date, each Seller shall:

(a) not enter into any new Leases at its Property, or amend, modify, supplement, extend, terminate or accept the surrender of any Leases at its Property (except in connection with the exercise by a tenant of renewal options, expansion options, assignment rights or subletting rights granted to such tenant under its existing Lease), in each case without Purchaser's prior written consent; provided, however, that Purchaser agrees that in connection with the approval of any new lease or any amendment, modification, supplement, extension or termination of any existing lease, Purchaser shall give its consent or rejection based on a term sheet, lease requisition or other similar summary of proposed lease terms (including a list of all Tenant Inducement Costs in connection with such proposed lease) within forty-eight (48) hours of its receipt of same from Sellers and if Purchaser (i) does not approve or reject same within such period, then Purchaser shall be deemed to have given its consent thereto and such Seller shall be entitled, without further approval or consent from Purchaser, to enter into lease documentation substantially consistent with the summary of terms submitted to Purchaser and (ii) rejects such summary of terms, then Purchaser shall specify its reason for same in reasonable detail;

(b) use commercially reasonable efforts to maintain in full force and effect the insurance policies currently in effect with respect to its Property (or replacements continuing similar coverage);

(c) operate, manage and lease (subject to the provisions of this Section 8) its Property in all material respects in a manner consistent with the past practice of such Seller;

(d) not (i) enter into any new Contract with respect to its Property which cannot be cancelled by the owner of the Property for any or no reason on 30, or fewer, days notice; (ii) enter into any new Contract with respect to its Property which requires the owner of the Property to pay more than $15,000 in any 30 day period; (iii) materially amend, modify, supplement or terminate any Contract with respect to its Property (other than the Terminated Contracts) except a Contract which is cancelable by either party for any or no reason upon 30, or fewer, days notice; or (1) materially amend, modify, supplement or terminate any Contract with respect to its Property (other than the Terminated Contracts) if such Contract as so amended, modified or supplemented would require the owner of the Property to pay more than $15,000 in any 30 day period, in each case without Purchaser's prior written consent; and Sellers shall, if requested in writing by Purchaser, send notice of termination on the Closing Date under such Contracts as Purchaser shall so request. Purchaser represents that it has reviewed and approved the Contracts listed on Schedule 11(a)(xii) as of the date hereof which are not cancelable on less than 30 days notice and Purchaser agrees that such Contracts shall not be required to be cancelled as of the Closing Date by Sellers;

(e) comply in all material respects with the terms of the Loan Documents and the Ground Lease and not amend or modify the Loan Documents or amend, modify or terminate the Ground Lease without Purchaser's prior written consent, in its sole discretion;

(f) promptly notify Purchaser of any material default under any Lease at its Property, any casualty or condemnation affecting all or any portion of its Property, any material repairs needed at its Property, and any litigation affecting it or its Property;

(g) deliver to the tenants under each Lease at its Property an estoppel certificate in the form attached hereto as Exhibit 8(g) or in the form as may be set forth under such tenant's lease and request that such tenants execute same and return them to Seller; provided, however, that in no event shall any Seller be required to bring any action or institute any proceeding, or to otherwise incur any material expenditures in connection therewith;

(h) use commercially reasonable efforts to obtain a consent and estoppel certificate from the ground lessor, substantially in the form attached hereto as
Exhibit 8(h) (the "Ground Lessor Consent"), under that certain Ground Lease, dated as of November 9, 1994, by and between Anthony Iacono and Rosemarie Iacono, as ground lessor, and RBO Associates, L.P., as original ground lessee, as amended by that certain First Amendment to Ground Lease Agreement, dated February 28, 1995, as subsequently assigned to R.R. Rehoboth, Inc. (the "Ground Lease"); provided, however, that in no event shall Sellers be required to bring any action or institute any proceeding, or to otherwise incur any material expenditures in connection therewith;

(i) terminate all existing management agreements, leasing agreements, brokerage agreements and other agreements binding upon such Seller or affecting such Seller's Property that are not listed on Schedule 11(a)(xii) attached hereto on or before the Closing (the "Terminated Contracts"), and cause such property managers and on-site leasing or brokerage agents working under such terminated contracts to vacate its Property prior to the Closing, all at such Seller's sole cost and expense;

(j) comply in all material respects with the terms of the Westbrook II Contract and not amend, modify or terminate the Westbrook II Contract without Purchaser's prior written consent, in its sole discretion;

(k) comply in all material respects with the terms of the TIF Agreement and not amend, modify or terminate the TIF Agreement without Purchaser's prior written consent, in its sole discretion;

(l) not make material alterations to any of its Property, except for such alterations undertaken pursuant to any of the Leases or to preserve life, safety or property;

(m) not have the right to apply any security deposits held under Leases or to return the security deposit of any tenant held under Leases without Purchaser's prior written consent, except that each Seller shall have the right to (i) apply any security deposits held under Leases held by such Seller in respect of defaults by tenants under the applicable Leases which are continuing for more than sixty (60) days or tenants whose Leases have expired or have been terminated in accordance with such Lease and pursuant to the terms of this Agreement and (ii) return the security deposit of any tenant thereunder who, in the good faith judgment of such Seller, is entitled to the return of such deposit pursuant to the terms of its Lease or otherwise by law;

(n) deliver to L.L. Bean, Inc., within five (5) Business Days after the date hereof, the required written notice in respect of the LL Bean ROFR in a form approved by Purchaser, which approval shall not be unreasonably withheld, conditioned or delayed; and

(o) not voluntarily create or incur to exist any liens or encumbrance on or against its Property other than Permitted Encumbrances.

9. CONDITIONS TO CLOSING.

(a) Conditions to Obligations of Sellers. The obligation of Sellers to effect the Closing shall be subject to the fulfillment or written waiver by Sellers at or prior to the Closing Date of the following conditions (the "Sellers' Closing Conditions"):

(i) Representations and Warranties. The representations and warranties of Purchaser contained in this Agreement shall be true and correct as of the Closing Date, as though made at and as of the Closing Date; provided, however, that the fact that one or more of such representations and warranties may not be true or correct at such time shall not constitute a failure of this condition so long as all such untrue or incorrect representations and warranties, in the aggregate, do not result in a Material Adverse Effect. For purposes of this sub-section, "Material Adverse Effect" shall mean any condition, event, change or effect the results of which is that Sellers incur or will incur Losses in the aggregate in excess of $2,000,000.

(ii) Performance of Obligations. Purchaser shall have performed all material obligations required to be performed by it under this Agreement on and prior to the Closing Date, including payment of the full balance of the Purchase Price due hereunder.

(iii) Loan Assignment and Assumption Document. Unless a Defeasance is effected, delivery of a Loan Assignment and Assumption Document in accordance with Section 4(b) hereof, or, if a Defeasance has been effected, the full general unconditional release of Sellers from all obligations arising under the Existing Financing and the Loan Documents from and after the Closing.

(iv) Delivery of Documents. Each of the documents required under Section 18 to be delivered by Purchaser at Closing shall have been duly executed, as required, and delivered as provided herein.

(b) Conditions to Obligations of Purchaser. The obligations of Purchaser to effect the Closing shall be subject to the fulfillment or written waiver by Purchaser at or prior to the Closing Date of the following conditions (the "Purchaser's Closing Conditions"):

(i) Representations and Warranties. The representations and warranties of each Seller contained in this Agreement shall be true and correct when made and as of the Closing Date, as though made at and as of the Closing Date (except for representations and warranties made as of a particular date, which shall have been true and correct as of such date); provided, however, that the fact that one or more of such representations and warranties may not be true or correct at such time shall not constitute a failure of this condition so long as all such untrue or incorrect representations and warranties, in the aggregate, do not result in a Material Adverse Effect; provided, however, that in the event that a Material Adverse Effect has occurred, Purchaser shall notify Seller on becoming aware of the same and Sellers, in their sole discretion, may elect to give Purchaser a credit against the Purchase Price in an amount equal to the difference between the aggregate amount of Losses giving rise to such Material Adverse Effect and $2,000,000, and upon such credit being given, this condition shall be deemed satisfied. For purposes of this sub-section, "Material Adverse Effect" shall mean any condition, event, change or effect the results of which is that Purchaser incurs or will incur Losses in the aggregate in excess of $2,000,000.

(ii) Performance of Obligations. Each Seller shall have performed all material obligations required to be performed by such Seller under this Agreement on and prior to the Closing Date.

(iii) Loan Assignment and Assumption Document. Unless a Defeasance is effected, Purchaser shall have received the Loan Assignment and Assumption Document in accordance with Section 4(b) hereof.

(iv) Delivery of Documents. Each of the documents required under Section 18 to be delivered by each Seller at Closing shall have been delivered as provided herein.

(v) Delivery of Holdback. Sellers shall have delivered the Holdback to the Holdback Escrow Agent; provided, however, that Sellers may satisfy such obligation by directing, or Purchaser may cause the satisfaction of such obligation by causing, an amount equal to the Holdback to be paid to the Holdback Escrow Agent out of monies otherwise payable to Sellers in connection with Section 3(b)(ii) hereof; and, provided, further, that any such monies paid to the Holdback Escrow Agent and held as the Holdback shall be deemed payments made by Purchaser in accordance with Section 3(b)(ii) hereof.

(vi) Ground Lessor Consent. Purchaser shall have received the Ground Lessor Consent, substantially in the form of Exhibit 8(h).

(vii) Title. Title to each of the Properties shall be delivered to Purchaser in the manner required under Section 5, subject only to the Permitted Encumbrances.

(viii) Delivery of LL Bean ROFR Waiver; Purchaser's Extension. Sellers shall have delivered evidence reasonably satisfactory to Purchaser of L.L. Bean Inc.'s waiver of the LL Bean ROFR with respect to the applicable transactions contemplated hereby (the "LL Bean ROFR Waiver"); provided, however, that if such waiver has not been delivered by Sellers to Purchaser by October 27, 2003, then Purchaser may elect, upon written notice sent to Sellers not later than November 2, 2003, to extend the Closing, from time to time, to a date not later than February 1, 2004.

(c) Failure of Condition.

(i) If Purchaser is unable to satisfy (and Sellers have not waived in writing) any of the Sellers' Closing Conditions by the Closing Date, then this Agreement shall terminate. Upon the effectiveness of such termination, Purchaser shall be entitled to receive the Deposit (unless under Section 21(a) Sellers are entitled to retain the Deposit) and, subject to the provisions of Section 21, neither party shall have any further rights or obligations hereunder, except those expressly stated to survive the termination hereof. Nothing in this Section 9(c)(i) shall limit, restrict or negate any rights or remedies that Sellers have under Section 21 of this Agreement in the event of a default by Purchaser.

(ii) If any Seller is unable to satisfy (and Purchaser has not waived in writing) any of the Purchaser's Closing Conditions by the Closing Date, then, Purchaser may elect to terminate this Agreement. Upon the effectiveness of such termination, Purchaser shall be entitled to receive the Deposit and, subject to the provisions of Section 21, neither party shall have any further rights or obligations hereunder, except those expressly stated to survive the termination hereof. Nothing in this Section 9(c)(ii) shall limit, restrict or negate any rights or remedies that Purchaser has under Section 21 hereof in the event of a default by any Seller.

10. CONDITION OF THE PROPERTY.

(a) PURCHASER EXPRESSLY ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY CLOSING DOCUMENT, NEITHER SELLERS, NOR ANY PERSON ACTING ON BEHALF OF SELLERS (INCLUDING, WITHOUT LIMITATION, ROTHSCHILD REALTY, INC.), NOR ANY PERSON OR ENTITY WHICH PREPARED OR PROVIDED ANY OF THE MATERIALS REVIEWED BY PURCHASER IN CONDUCTING ITS DUE DILIGENCE, NOR ANY DIRECT OR INDIRECT OFFICER, DIRECTOR, PARTNER, MEMBER, SHAREHOLDER, EMPLOYEE, AGENT, REPRESENTATIVE, ACCOUNTANT, ADVISOR, ATTORNEY, PRINCIPAL, AFFILIATE, CONSULTANT, CONTRACTOR, SUCCESSOR OR ASSIGN OF ANY OF THE FOREGOING PARTIES (SELLERS, AND ALL OF THE OTHER PARTIES DESCRIBED IN THE PRECEDING PORTIONS OF THIS SENTENCE (OTHER THAN PURCHASER) SHALL BE REFERRED TO HEREIN COLLECTIVELY AS THE "EXCULPATED PARTIES") HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY ORAL OR WRITTEN REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESSED OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE (INCLUDING WITHOUT LIMITATION WARRANTIES OF HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE), WITH RESPECT TO ANY PROPERTY, THE PERMITTED USE OF ANY PROPERTY OR THE ZONING AND OTHER LAWS, REGULATIONS AND RULES APPLICABLE TO ANY PROPERTY OR THE COMPLIANCE BY ANY PROPERTY THEREWITH, THE REVENUES AND EXPENSES GENERATED BY OR ASSOCIATED WITH ANY PROPERTY, OR OTHERWISE RELATING TO ANY PROPERTY OR THE TRANSACTIONS CONTEMPLATED HEREIN. PURCHASER FURTHER ACKNOWLEDGES THAT ALL MATERIALS WHICH HAVE BEEN PROVIDED BY OR ON BEHALF OF ANY OF THE EXCULPATED PARTIES HAVE BEEN PROVIDED WITHOUT ANY WARRANTY OR REPRESENTATION, EXPRESSED OR IMPLIED, EXCEPT TO THE EXTENT EXPRESSLY SET FORTH HEREIN OR IN ANY CLOSING DOCUMENT, AS TO THEIR CONTENT, SUITABILITY FOR ANY PURPOSE, ACCURACY, TRUTHFULNESS OR COMPLETENESS AND PURCHASER SHALL NOT HAVE ANY RECOURSE AGAINST SELLERS OR ANY OF THE OTHER EXCULPATED PARTIES IN THE EVENT OF ANY ERRORS THEREIN OR OMISSIONS THEREFROM. PURCHASER IS ACQUIRING EACH PROPERTY BASED SOLELY ON ITS OWN INDEPENDENT INVESTIGATION AND INSPECTION OF EACH PROPERTY AND NOT IN RELIANCE ON ANY INFORMATION PROVIDED BY SELLERS, OR ANY OF THE OTHER EXCULPATED PARTIES, EXCEPT FOR THE REPRESENTATIONS EXPRESSLY SET FORTH HEREIN OR IN ANY CLOSING DOCUMENT. PURCHASER EXPRESSLY DISCLAIMS ANY INTENT TO RELY ON ANY SUCH MATERIALS PROVIDED TO IT BY SELLERS IN CONNECTION WITH ITS DUE DILIGENCE AND AGREES THAT IT SHALL RELY SOLELY ON ITS OWN INDEPENDENTLY DEVELOPED OR VERIFIED INFORMATION, TOGETHER WITH THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT OR IN ANY CLOSING DOCUMENT.

(b) EXCEPT TO THE EXTENT OTHERWISE EXPRESSLY PROVIDED FOR IN THIS AGREEMENT OR IN ANY CLOSING DOCUMENT, PURCHASER ACKNOWLEDGES AND AGREES THAT IT IS PURCHASING EACH PROPERTY "AS IS" AND "WITH ALL FAULTS", BASED UPON THE CONDITION (PHYSICAL OR OTHERWISE) OF SUCH PROPERTY AS OF THE DATE OF THIS AGREEMENT, REASONABLE WEAR AND TEAR, AND SUBJECT TO THE PROVISIONS OF SECTION 14 HEREOF. EXCEPT TO THE EXTENT OTHERWISE EXPRESSLY PROVIDED FOR IN THIS AGREEMENT OR IN ANY CLOSING DOCUMENT, PURCHASER ACKNOWLEDGES AND AGREES THAT ITS OBLIGATIONS UNDER THIS AGREEMENT SHALL NOT BE SUBJECT TO ANY FINANCING CONTINGENCY OR OTHER CONTINGENCIES OR SATISFACTION OF CONDITIONS AND PURCHASER SHALL HAVE NO RIGHT TO TERMINATE THIS AGREEMENT OR RECEIVE A RETURN OF THE DEPOSIT.

(c) Except with respect to any claims arising out of any breach of representations or warranties or covenants set forth in this Agreement or any Closing Document, Purchaser, for itself and its agents, affiliates, successors and assigns, hereby releases and forever discharges the Exculpated Parties from any and all rights, claims and demands at law or in equity, whether known or unknown at the time of this Agreement, which Purchaser has or may have in the future, arising out of the physical, environmental, economic or legal condition of the Property, including, without limitation, any claim for indemnification or contribution arising under the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.) or any similar federal, state or local statute, rule or ordinance relating to liability of property owners for environmental matters.

11. REPRESENTATIONS OF SELLER.

(a) Except as to representations made as of a specific date, each Seller, for itself solely as it relates to such Seller's Assets, hereby represents and warrants to Purchaser as of the date hereof, and (except as to representations made as of a specific date) as of the Closing, as follows:

(i) Organization. Each Seller is a corporation or a limited liability company and is duly organized or formed, validly existing and in good standing under the laws of the state of its organization or formation as more particularly set forth on Schedule R1.

(ii) Authorization and Enforceability. Such Seller has the requisite right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All acts and other proceedings required to be taken by such Seller to authorize the execution and delivery of this Agreement, and performance of the transactions contemplated hereby by such Seller, have been duly and properly taken. This Agreement has been duly executed and delivered by such Seller and constitutes the legal, valid and binding obligation of such Seller, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws affecting creditor's rights generally and except for equitable remedies.

(iii) Seller's Authority to Own Properties. Such Seller has the requisite power and authority to own, lease and operate its Property identified opposite its name on Schedule R1 hereto, and to carry on its business as presently conducted. In all instances where such Seller owns a Property in a state different from the state under the laws of which such Seller was organized, (i) each such Seller that is a corporation is duly qualified or registered as a foreign corporation to do business, and is in good standing, in the state where the Property of such Seller is located, and (ii) each such Seller that is a limited liability company is and shall be duly qualified or registered as a foreign limited liability company to do business, and is in good standing, in the state where the Property of such Seller is located.

(iv) No Violations of Laws or Agreements. (1) The execution, delivery and performance by such Seller of this Agreement and the consummation by such Seller of the transactions contemplated hereby will not (A) violate in any material respect any provision of law or any rule or regulation to which such Seller or its Property is subject (it being understood that the necessity for filings and consents is dealt with separately in subparagraph (2) below), (B) conflict with or violate any order, judgment, injunction, award or decree binding upon such Seller or directly relating to its Property, conflict with or violate the certificate of incorporation, bylaws, or other similar governing documents of such Seller, (D) constitute a default or give rise to a right of termination, cancellation or acceleration of any right or obligation of such Seller under any provision of any agreement, contract or other instrument binding upon such Seller or any license, franchise, permit or other similar authorization held by such Seller, or (E) result in the creation or imposition of any Lien upon any of the assets of such Seller or its Property, except, in the case of any of the foregoing clauses other than clause (C), for any such conflict, violation, default, right or Lien which would not, individually or in the aggregate, be material.

(2) Except for the consent of GMAC to the assignment and assumption of the Existing Financing, the consent by the Ground Lessor to the assignment and assumption of the Ground Lease, and the waiver by L.L. Bean, Inc. of a right of first refusal contained in that certain Business Property Lease, dated October 14, 1994, originally between L.L. Bean, Inc. and RBO Associates , L.P. with respect to Rehoboth Outlets I, Sussex County, Delaware (the "LL Bean ROFR") with respect to the applicable transactions contemplated hereby, the execution, delivery and performance by such Seller of this Agreement and the consummation by such Seller of the transactions contemplated hereby do not require any consent from, or filing with, any governmental or regulatory authority or any other person or entity, except for any action, consent or filing that Purchaser is required to obtain or make.

(v) Financial Statements. Schedule 11(a)(v) hereto contains (a) the audited consolidated balance sheet of such Seller as of December 31, 2002, and the related audited consolidated statement of income of such Sellers for the fiscal years then ended, together with the notes to such financial statements (the "Year End Financial Statements") and (b) the unaudited consolidated balance sheet of such Seller as of June 30, 2003 (the "Interim Balance Sheet") and the related unaudited consolidated statement of income of such Seller for the 6 month period then ended (collectively, the "Interim Financial Statements" and, together with the Year End Financial Statements, the "Financial Statements")). The Financial Statements have been prepared in accordance with the books and records of such Seller. Except as set forth in Schedule 11(a)(v) hereto, the Financial Statements present fairly, in all material respects, the consolidated financial position of such Seller as of the date of such Financial Statements and the consolidated results of operations of such Seller for applicable periods then ended, in conformity with generally accepted accounting principles ("GAAP"), subject, in the case of the Interim Financial Statements, to the absence of footnotes and year-end adjustments. Since the date of the Interim Financial Statement to the date of the execution of this Agreement, such Seller has operated its Property in the ordinary course consistent with past practice and there has not been a material adverse change in the financial condition or result of operation of such Property taken as a whole.

(vi) Insurance. Schedule 11(a)(vi) contains a list of all policies of insurance held by, or maintained on behalf of, such Seller in effect for policy periods beginning on or after January 1, 2003, indicating for each policy the carrier, the insured, the type of insurance, the amounts of coverage and the expiration date, as well as a description of all claims in excess of $5,000 made thereunder within the one (1) year period prior to the date hereof. Except as set forth on
Schedule 11(a)(vi), all such policies are in full force and effect, and such Seller has not received any written notice of cancellation, material amendment or material dispute as to coverage with respect to any such policies.

(vii) No Dissolution. Such Seller has not adopted a plan of liquidation or resolutions providing for a liquidation, dissolution, merger, consolidation or other reorganization.

(viii) Compliance with Applicable Laws. To such Seller's knowledge, except as set forth in Schedule 11(a)(viii), such Seller and its Property are in compliance with all applicable statutes, laws, ordinances, rules and regulations of any governmental authority or instrumentality, domestic or foreign (other than Environmental Laws, which are dealt with separately in Section 11(a)(x) hereof), except where noncompliance would not be material.

(ix) Permits. To the knowledge of such Seller, all material governmental licenses, permits or authorizations of such Seller (other than those relating to environmental matters, which are dealt with separately in Section 11(a)(x) hereof) (the "Permits") are in full force and effect and are validly held by such Seller, and such Seller is in compliance in all material respects with such Permits. Except as set forth on Schedule 11(a)(ix), such Permits will not be subject to suspension, modification or revocation solely as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. To the knowledge of such Seller, it has all of the Permits (other than those referred to above) which are required to carry on the business of such Seller as such business is now conducted. Except as set forth on
Schedule 11(a)(ix), such Seller has received no written notice of any violation of any Permit, and, to the knowledge of such Seller, no proceeding is pending or threatened in writing to revoke or limit any Permit.

(x) Environmental.

(1) Except as set forth in Schedule 11(a)(x) hereto, to the knowledge of such
Seller:

(A) No Environmental Claims have been asserted in writing against such Seller nor has such Seller received written notice of any threatened or pending Environmental Claim against such Seller.

(B) Such Seller has delivered (or will make available prior to the Closing) to Purchaser true and complete copies of all environmental reports, studies, investigations or correspondence with governmental agencies or third party claimants regarding any Environmental Liabilities of such Seller or any environmental conditions at any of the Properties, which are in possession of such Seller.

(2) "Environmental Claim" refers to any complaint, summons, citation, written notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other written communication from any governmental agency, department, bureau, office or other authority, or any third party involving violations of Environmental Laws or Releases of Hazardous Materials from (A) any assets, properties or businesses of such Seller or any predecessor in interest (including the Property); (B) from adjoining properties or businesses; or (C) from or onto any facilities which received Hazardous Materials generated by such Seller or any predecessor in interest.

(3) "Environmental Laws" includes the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601 et seq., as amended; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. 6901 et seq., as amended; the Clean Air Act ("CAA"), 42 U.S.C. 7401 et seq., as amended; the Clean Water Act ("CWA"), 33 U.S.C. 1251 et seq., as amended; the Occupational Safety and Health Act ("OSHA"), 29 U.S.C. 655 et seq., and any other federal, state, local or municipal laws, statutes, regulations, rules or ordinances imposing liability or establishing standards of conduct for protection of the environment; each as in effect as of the Closing Date.

(4) "Environmental Liabilities" means any monetary obligations, losses, liabilities, damages, costs and expenses (including all reasonable out-of-pocket fees, disbursements and expenses of counsel, out-of-pocket expert and consulting fees and out-of-pocket costs for required environmental site assessments, remedial investigation and feasibility studies), fines, penalties, and sanctions incurred as a result of any Environmental Claim filed by any governmental authority or any third party which relate to any violations of Environmental Laws, Remedial Actions, Releases or threatened Releases of Hazardous Materials from or onto (A) any property owned or operated by such Seller or a predecessor in interest, including the Property, or (B) any facility which received Hazardous Materials generated by such Seller or a predecessor in interest.

(5) "Hazardous Materials" shall include (A) any element, compound, or chemical that is defined, listed or otherwise classified as a contaminants, pollutant, toxic pollutant, toxic or hazardous substances, extremely hazardous substance, hazardous waste, medical waste, biohazardous or infectious waste, special waste, or solid waste under Environmental Laws; (B) petroleum, petroleum-based or petroleum-derived products (except for de minimis discharges of petroleum-related products, such as gasoline, by vehicles of business invitees);
(C) polychlorinated biphenyls; (D) any substance exhibiting a hazardous waste characteristic including but not limited to corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (E) any asbestos-containing materials.

(6) "Release" means any spilling, leaking, pumping, emitting, emptying, discharging, injecting, escaping, leaching or migrating of Hazardous Materials (including the abandonment of barrels, containers or other closed receptacles containing Hazardous Materials) into the environment.

(7) "Remedial Action" means all actions to (A) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (B) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (C) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (D) any other actions defined as "remedial action" under 42 U.S.C. 9601(24).

(xi) Leases. Schedule 11(a)(xi)-(A) is a true, correct and complete list of all of tenants at the Properties indicating the suite number and square footage occupied by such tenants with respect to such Seller's Property as of October 1, 2003. Such Seller has delivered to or made available for inspection by Purchaser, true and complete copies of all Leases set forth on Schedule 11(a)(xi)-(A) hereto. Except as set forth on Schedule 11(a)(xi)-(A), no rent payable under such Leases has been paid more than 30 days in advance. Except as set forth on Schedule 11(a)(xi)-(B), within the last thirty (30) days prior to the date hereof, such Seller has not either received or delivered any written notices from or to any of the tenants under such Leases asserting that either such Seller or any such tenants are in default in any material respects in respect of non-monetary provisions under any of the respective Leases, and to such Seller's knowledge, no party is in default of any of its material obligations under any of such Leases. Except as set forth on Schedule 11(a)(xi)-(A), no party under any Lease has any right of first refusal, right of first offer, purchase option or other similar right or options in connection with all or any portion of any Property (other than the LL Bean ROFR). There are no Tenant Inducement Costs with respect to the Leases of such Seller's Property which have not been paid in full except as set forth on Schedule 11(a)(xi)-(C). Attached as Schedule 11(a)(xi)-(D) is a true and correct rent roll with respect to the Leases at such Seller's Property. Except as set forth on Schedule 11(a)(xi)-(E), there are no pending Rent Audits as of the date hereof.

(xii) Contracts. Schedule 11(a)(xii) hereto is a true, correct and complete list of all of the Contracts that will be binding upon or in effect with respect to such Seller's Property as of the date immediately following the Closing (unless any such Contract expires in accordance with its terms and is not renewed or a new Contract is entered into in accordance with Section 8(d) hereof) and such Contracts will have not been amended, supplemented or otherwise modified except as set forth on such Schedule. Such Seller has delivered to or made available for inspection by Purchaser true and complete copies of all Contracts, which are in writing, set forth on Schedule 11(a)(xii). To such Seller's knowledge, no party is in default of any of its material obligations under any such Contracts.

(xiii) Security Deposits. Schedule 11(a)(xiii) hereto is a true, correct and complete list of the security deposits held by such Seller under the Leases in effect with respect to its Property as of the date hereof, and specifies which security deposits are in the form of a letter of credit.

(xiv) Tenant Arrearages. Except as set forth on Schedule 11(a)(xiv), all rent due and payable under the Leases of space at such Seller's Property as of the date hereof has been paid in full.

(xv) Litigation. Except for the matters set forth on Schedule 11(a)(xv), there is no action, suit, litigation, hearing or administrative proceeding pending or, to such Seller's knowledge, threatened in writing against such Seller or against its Property.

(xvi) Condemnation. There are no condemnation or eminent domain proceedings pending or, to such Seller's knowledge, threatened in writing against such Seller's Property.

(xvii) Collective Bargaining Agreement. There is no collective bargaining agreement or any other employment agreement to which such Seller is a party and relating to its Property.

(xviii) Employees. There are no employees of such Seller.

(xix) Brokerage Agreements. Schedule 11(a)(xix) hereto sets forth a true, correct and complete list of all brokerage agreements relating to the Leases in effect with respect to such Seller's Property, and such brokerage agreements have not been amended, supplemented or otherwise modified except as set forth on such Schedule and contain the entire agreement between such Seller and the broker named therein. Such Seller has delivered to Purchaser true, correct and complete copies of all such brokerage agreements listed in Schedule 11(a)(xix) (the "Brokerage Agreements"). All brokerage commissions payable under the Brokerage Agreements with respect to the Leases which are due and payable on or prior to the Closing Date, have been paid or have been caused to be paid by such Seller or will be paid or will be caused to be paid by such Seller on or prior to the Closing Date, and Purchaser shall have no obligations with respect thereto. Any brokerage commissions which may become due and payable pursuant to the Brokerage Agreements after the Closing Date by reason of the exercise after the date hereof of any renewal option, extension option, expansion option, lease of additional space, right of first offer, right of first refusal or similar right or option or the lapse or waiver of any right of cancellation, shall be the obligation of Purchaser to pay as provided in Section 6 hereof and Purchaser hereby agrees to assume all such obligations; provided that all other obligations under the Brokerage Agreements, including obligations known as of the Closing but not payable until after the Closing, shall not be assumed by Purchaser and shall remain the obligation of such Seller.

(xx) GMAC Look-Back Representation. Such Seller hereby represents and warrants to Purchaser that Purchaser shall not incur any loss or liability under any Recourse Liability Provision set forth in any Loan Document on account of any action taken by any Seller (or any agent duly authorized to act on behalf of any Seller, including, without limitation, the Existing Manager) to the extent that any such action was taken prior to the Closing. The term "Recourse Liability Provision" shall mean Section 15.3 in each of the documents listed on Schedule 4(a)-I hereto. The representation and warranty set forth in this Section 11(a)(xx) shall be deemed the "GMAC Look-back Representation".

(xxi) GMAC Loan. Schedule 4(a) hereto sets forth a true, correct and complete list of all of the Loan Documents, and the Loan Documents have not been amended, modified or otherwise supplemented except as set forth on Schedule 4(a) and contain the entire agreement between such Seller and Lender. Such Seller has delivered to or made available for inspection by Purchaser a true, correct and complete copy of the Loan Documents. Based solely on information received from Lender, the outstanding principal balance of the Existing Financing, and the balance of all escrows held in connection with the Existing Financing, in each case as of September 30, 2003, are set forth on Schedule 11(a)(xxi). All interest and other amounts due and payable under the Loan Documents have been paid in full, and to such Seller's knowledge, no default exists under the Loan Documents.

(xxii) Ground Lease. The Ground Lease has not been amended, supplemented or otherwise modified except as set forth in the definition thereof and contains the entire agreement between the parties thereto for the leasing of the property demised thereunder. A true and complete copy of the Ground Lease has been delivered by Sellers to, or made available for inspection by, Purchaser. All rents and other amounts due and payable under the Ground Lease have been paid in full, and neither the ground lessee, nor to such Seller's knowledge the ground lessor, is in default of any of its material obligations under the Ground Lease.

(xxiii) Personal Property. Schedule 11(a)(xxiii) contains a list of all of the motor vehicles owned by such Seller. Such Seller owns any personal property located at its Property free and clear of any lien, pledge, charge, security interest, encumbrance, adverse claim or restriction and such personal property is all of the personal property used and required in the operation of the Property of such Seller in the manner currently operated.

(xxiv) Westbrook II Contract. Seller has delivered to, or made available for inspection by Purchaser, a true and complete copy of the Purchase and Sale Agreement, dated as of March 25, 2002, by and between R.R. Westbrook II, LLC, as seller, and Westbrook Flat Rock LLC, as purchaser, as the same was amended by letter agreements dated August 15, 2002, August 19, 2002, August 20, 2002, October 31, 2002, December 9, 2002, February 12, 2003, May 27, 2003 and June 10, 2003 (collectively, the "Westbrook II Contract") and the Westbrook II Contract has not been further amended, supplemented or otherwise modified. The Westbrook II Contract is in full force and effect and neither the Seller, nor to such Seller's knowledge the purchaser thereunder, is in default of any of its material obligations under the Westbrook II Contract.

(xxv) Trademarks. Schedule 11(a)(xxv) sets forth (A) all of the trademarks, tradenames, service marks, brand names, corporate names, domain names and logos owned, held or possessed by Sellers or the Existing Manager and used in connection with the ownership or operation of the Properties (the "Trademarks") and (B) all internet domain names (the "Websites") owned, held or possessed by Sellers or the Existing Manager and used in connection with the ownership or operation of the Properties. Sellers (or Existing Manager) are the owners of the Trademarks, and to the best of Sellers' Knowledge, the Trademarks are free and clear of any claim or conflict with or infringement or violation of the intellectual property rights of others and all Liens. The Trademarks are duly registered or filed with the applicable Governmental Authorities.

(xxvi) TIF Agreement. Sellers have delivered to Purchaser a true and complete copy of that certain Amended and Restated Private Redevelopment Contract Pursuant to Tuscola, Illinois Redevelopment Project Area Tax Increment Plan, dated November 22, 1999, and any and all amendments, modifications, supplements or assignments in connection thereto (as so amended, modified, supplemented or assigned, the "TIF Agreement"). The TIF Agreement is in full force and effect and has not been further amended or modified. All amounts due and payable to the property owner have been paid and neither the applicable Seller, nor to such Seller's Knowledge the other parties thereto, are in default of any of their respective obligations under the TIF Agreement. Such Seller has not received any notices challenging or contesting any payments to the property owner under the TIF Agreement and to the best of such Seller's knowledge there are no threatened claims or proceedings contesting the payments under the TIF Agreement. Such
Seller has delivered to Purchaser a true and complete copy of that certain Purchase and Sale Agreement dated as of June 3, 1993, by and between Tuscola Mills Development Limited Partnership (together with its successors and assigns, "Mills") and Rothschild Realty, Inc., as amended by that certain First Amendment to Purchase Agreement, dated February 9, 1994 (as so amended, the "Mills Agreement"), and the Mills Agreement has not been further amended, supplemented or otherwise modified. All payments due and payable to Mills pursuant to the Mills Agreement as it relates to the TIF Agreement have been paid in full by such Seller.

(xxvii) ERISA. Either (a) such Seller is not, and is not acting on behalf of, an employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title I of ERISA or Section 4975 of the Internal Revenue Code or (b) no non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code will result from the consummation of the transactions contemplated by this Agreement.

(xxviii) Property. The Property being conveyed by such Seller pursuant to this Agreement comprises all Property owned by such Seller.

(b) Any and all uses of the phrase, "to the best of Seller's knowledge" or other references to Seller's knowledge in this Agreement shall be limited to the actual, present, conscious knowledge of John McGurk, Richard Lewis and Scott Peters (collectively, the "Seller Knowledge Individuals") as to a fact at the time given without any investigation or inquiry. Without limiting the foregoing, Purchaser acknowledges that the Seller Knowledge Individuals have not performed and are not obligated to perform any investigation or review of any files or other information in the possession of Sellers, or to make any inquiry of any persons, or to take any other actions in connection with the representations and warranties of any Seller set forth in this Agreement. Neither the actual, present, conscious knowledge of any other individual or entity, nor the constructive knowledge of the Seller Knowledge Individuals or of any other individual or entity, shall be imputed to the Seller Knowledge Individuals.

(c) The representations and warranties of each Seller contained in this Section 11 shall survive the Closing for 365 days following the Closing Date (the "Limitation Period").

(d) The representations and warranties of each Seller set forth in this Section 11 are subject to the following limitations: (i) each Seller does not represent or warrant that any particular Lease or Contract will be in force or effect as of the Closing or that the tenants or contractors thereunder, as applicable, will not be in default thereunder and (ii) except as set forth in this Section 11, Sellers are not representing or warranting as to the status of the Permitted Encumbrances, it being acknowledged and agreed that any and all obligations that Sellers may have with respect to Permitted Encumbrances (or the clearance of any Update Objections) shall be limited solely to the obligations set forth in
Section 5 hereof.

(e) The provisions of Section 10 shall be deemed incorporated by reference and made a part of all Closing Documents.

(f) Notwithstanding anything to the contrary contained in this Agreement, Sellers shall have no liability for any Losses due to a breach of any covenant (including indemnities), representation or warranty of Sellers contained herein or in any document executed by Sellers pursuant to this Agreement, including any instruments delivered at Closing (a "Closing Document"), unless and until the aggregate of all such Losses exceeds Seven Hundred Fifty Thousand Dollars ($750,000) (the "Threshold"); provided, however, that, in no event will Sellers' aggregate liability for any such Losses exceed Fifteen Million Dollars ($15,000,000) in the aggregate (the "Cap"). Following the Closing, Purchaser's sole remedy on account of any Losses described above, shall be to make a claim under Section 13 and Section 38 hereof (a "Claim"), until the amount on deposit in the Holdback equals Zero Dollars ($0.00).

(g) The Threshold shall not serve as a limitation on the liability of Sellers on account of Losses incurred due to the breach of any of the obligations of the Seller under the following:

(i) Section 6. Apportionments;

(ii) Section 14. Risk of Loss;

(iii) Section 15. Brokers and Advisors;

(iv) Section 16. Tax Reduction Proceedings;

(v) Section 17. Transfer Taxes; and

(vi) the GMAC Look-Back Representation.

(h) At the Closing, each Seller shall deliver an instrument (the "Representation Update") advising Purchaser in what respects such Seller's representations and warranties in Section 11(a) are inaccurate as of the Closing Date. Nothing in this Section 11(h) shall limit or negate Purchaser's rights under Section 9(c)(i) with respect to any inaccurate representations or warranties, and the fact that a Seller has delivered a Representation Update shall not make accurate a representation or warranty that was inaccurate.

12. REPRESENTATIONS OF PURCHASER.

                  Purchaser hereby represents and warrants to Sellers as of the date hereof and as of Closing that:

(a) Organization. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) Authorization and Enforceability. Purchaser has the requisite company power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All company acts and other proceedings required to be taken by Purchaser to authorize the execution and delivery of this Agreement, and performance of the transactions contemplated hereby, by Purchaser have been duly and properly taken. This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws affecting creditor's rights generally and except for equitable remedies.

(c) No Violations of Laws or Agreements.

(i) The execution, delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby will not
(A) violate in any material respect any provision of law or any rule or regulation to which Purchaser is subject (it being understood that the necessity for filings and consents is dealt with separately in the subparagraph (ii) below), (B) conflict with or violate any order, judgment, injunction, award or decree binding upon Purchaser, (C) conflict with or violate the Certificate of Formation, Limited Liability Company Agreement or other similar governing documents of Purchaser, (D) constitute a default or give rise to a right of termination, cancellation or acceleration of any right or obligation of Purchaser under any provision of any agreement, contract or other instrument binding upon any of Purchaser, or (E) result in the creation or imposition of any Lien upon any of the assets of Purchaser.

(ii) Except for the consent of Lender to the assignment and assumption of the Existing Financing, the consent by the Ground Lessor to the assignment and assumption of the Ground Lease and the waiver by L.L. Bean Inc. of the LL Bean ROFR with respect to the applicable transactions contemplated hereby, the execution, delivery and performance by Purchaser of this Agreement and the consummation of the transactions contemplated hereby do not require any consent from, or filing with, any governmental or regulatory authority, except for any action, consent or filing that Sellers or Purchaser (or its affiliates) are required to obtain or make including any filings required under applicable securities law.

(d) ERISA. Either Purchaser is not acquiring the Assets with the assets of an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is subject to Title I of ERISA or Section 4975 of the Internal Revenue Code or, if such plan assets will be used to acquire the Assets, no non-exempt prohibited transaction under
Section 406 of ERISA or Section 4975 of the Internal Revenue Code would result from the consummation of the transactions contemplated by this Agreement.

(e) Existing Financing. In connection with the assumption of the Existing Financing, Purchaser acknowledges and agrees that the Loan Documents prohibit
(i) any secondary financing secured either in whole or in part by any Property or any interest therein and (ii) any mezzanine financing, collateral or equity pledge, all as more particularly set forth in the Loan Documents. In connection with the transactions contemplated hereby, Purchaser shall not incur any indebtedness for borrowed money (whether secured or unsecured) which shall be in violation of the prohibitions against same set forth in the Loan Documents.

(f) Survival.  The representations and warranties of Purchaser contained in this
Section 12 shall survive the Closing for 365 days.

(g) Notwithstanding anything to the contrary contained in this Agreement (but subject to Section 21(a) hereof), Purchaser shall have no liability for any Losses of Sellers due to a breach of any covenant (including indemnities), representation or warranty of Purchaser contained herein or in any Closing Document executed by Purchaser, unless and until the aggregate of all such Losses exceeds the Threshold; provided, however, that, subject to Section 21(a) hereof, in no event will Purchaser's aggregate liability for any such Losses exceed the Cap.

13. INDEMNIFICATION, LIMITATIONS AND PROCEDURES.

(a) Indemnification by Seller. Subject to Sections 11(f) hereof, from and after the Closing, Sellers shall indemnify and defend Purchaser and its affiliates and their respective officers, partners, members, employees and directors (the "Purchaser Indemnified Parties") against, and hold them harmless from, any losses, liabilities, claims, damages, amounts paid in settlement of suits, actions, claims or proceedings, judgments and expenses (including reasonable legal fees and expenses, but not consequential damages of any type) ("Losses") suffered or incurred by any of the Purchaser Indemnified Parties, as a direct consequence of any breach of any representation or warranty of any Seller made under Section 11 of this Agreement or any Closing Document or any breach in any material respect of any covenant of Sellers made under this Agreement or any Closing Document hereof; provided, however, that, in the case of either subclause (i) or (ii) above, such breach was not disclosed to, or otherwise known by, Purchaser prior to or at Closing.

(b) Indemnification by Purchaser. From and after the Closing, Purchaser shall indemnify and defend Sellers and its affiliates and their respective officers, partners, members, employees and directors (the "Seller Indemnified Parties") against, and hold them harmless from, any Losses suffered or incurred by any of the Seller Indemnified Parties as a direct consequence of any breach of any representation or warranty of Purchaser made under Section 12 of this Agreement or any Closing Document hereof and any breach in any material respect of any covenant of Purchaser made under this Agreement or any Closing Document hereof; provided, however, that, in the case of either subclause (i) or (ii) above, such breach was not disclosed to, or otherwise known by, Sellers prior to or at Closing.

(c) Indemnification Limitations and Treatment of Proceeds.

(i) Purchaser and Sellers each acknowledge and agree that, from and after the Closing, its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Section 13, which shall be subject, in all events, to the terms and provisions of Sections 11 and 12.

(ii) Amounts paid in respect of indemnification obligations of the parties pursuant to this Section 13 shall be treated as an adjustment to Purchase Price; provided, however, that amounts paid in respect to a matter relating to a particular Property shall be applied to the portion of the Purchase Price allocated to such Property and all other amounts shall be applied, pro rata, among all the Properties.

(d) Procedures Relating to Indemnification.

(i) A party seeking indemnification pursuant to Section 13(a) or 13(b) (an "Indemnified Party") shall give prompt notice to the party from whom such indemnification is sought (the "Indemnifying Party") of the assertion of any claim or assessment, and shall notify the Indemnifying Party of the commencement of any action, suit, audit or proceeding by a third party in respect of which indemnity may be sought hereunder (a "Third Party Claim") within 30 days of such party receiving written notice of such commencement. The Indemnified Party will give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within five business days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim. The Indemnifying Party shall have the right, exercisable by written notice to the Indemnified Party within 15 days following receipt of notice from the Indemnified Party of the commencement of or assertion of any Third Party Claim, to assume the defense of such Third Party Claim, using counsel selected by the Indemnifying Party (and reasonably satisfactory to the Indemnified Party). Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof unless the defense of such claim by counsel to the Indemnifying Party presents such counsel with a conflict of interest (other than in respect of the indemnity obligation of the Indemnifying Party). Regardless of whether the Indemnifying Party elects to assume the defense of any such Third Party Claim, except as set forth in Section 13(d)(iii) below, neither the Indemnified Party nor the Indemnifying Party shall admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the other party's prior written consent.

(ii) The Indemnifying Party or the Indemnified Party, as the case may be, shall in any event have the right to participate, at its own expense, in the defense of any Third Party Claim which the other is defending.

(iii) The Indemnifying Party, if it shall have assumed the defense of any Third Party Claim, shall have the right to consent to the entry of judgment with respect to, or otherwise settle such Third Party Claim; provided, however, (i) there is no finding or admission of any violation of any judgment, ruling, order, writ, award, decree, statute, law, ordinance, code, rule or regulation or any court or foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority, (ii) in the case of an entry of a judgment, such judgment is concurrently satisfied in full by the Indemnifying Party and (iii) in the case of a settlement, all obligations under such settlement agreement are satisfied in full by the Indemnifying Party and the Indemnified Party receives a full general unconditional release by the maker of such Third Party Claim. Otherwise, such settlement only may be made with the written consent of the Indemnified Party, which consent shall not be unreasonably withheld, conditioned or delayed.

(iv) Whether or not the Indemnifying Party chooses to defend or prosecute any Third Party Claim, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the Indemnifying Party shall reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith.

(v) The Indemnifying Party shall deliver to the Indemnified Party in cash the amount of any Loss to which the Indemnified Party may become entitled by reason of the provisions of this Section 13, such delivery to be made within ten (10) days after (A) such Losses are finally agreed to by the Indemnified Party and the Indemnifying Party or (B) such Losses are determined by the final unappealable judgment of a court of competent jurisdiction.

14. RISK OF LOSS.

(a) Sellers and Purchaser intend that the provisions of this Section 14 supersede any laws applicable to any Property governing the effect of fire, any other casualty, damage, destruction, eminent domain, takings or condemnation in contracts of sale for real property (including, without limitation, Section 5-1311 of the General Obligations Law of the State of New York).

(b) In the event that any Property is damaged or destroyed by fire or other casualty (a "Casualty") after the date hereof, the obligations of the parties hereunder shall not be affected in any way except as set forth in this Section
14. In such event, Purchaser shall acquire the Property affected by such event, as provided in this Agreement and without any abatement of or reduction in Purchase Price, and at the Closing, Sellers shall pay over to Purchaser all the proceeds of any insurance or other monies actually collected in connection with such Casualty and Purchaser shall receive a credit from the cash due at Closing for the amount of the deductible on such casualty insurance policy yet to be paid by Sellers, less the amount of all reasonable costs incurred by the applicable Seller in connection with the repair of all damage or destruction resulting from such Casualty, and
 Sellers shall assign (or cause to be assigned) to Purchaser all right, title and interest in and to any uncollected insurance proceeds and other claims in respect of such Casualty, in each case with respect to the preceding clauses (i) and (ii), subject to the terms and conditions set forth in the Loan Documents. Notwithstanding anything to the contrary contained herein, provided that the Closing occurs as contemplated hereby, as between Sellers and Purchaser, at Closing, Purchaser shall have the sole right to the benefit of any and all insurance proceeds and other claims in respect of any Casualty occurring on any Property between the date hereof and the Closing, either directly or pursuant to its acquisition of the Property on which such Casualty occurred.

(c) If, prior to the Closing Date, all or any portion of any Property is taken by eminent domain or condemnation (or is the subject of a pending taking which has not been consummated) (a "Condemnation"), Sellers shall notify Purchaser of such fact promptly after Sellers obtain actual knowledge of such fact, and the obligations of the parties hereunder shall not be affected in any way except as set forth in this Section 14. In such event, Purchaser shall acquire the Property affected by such event, as provided in this Agreement and without any abatement of or reduction in Purchase Price, and at the Closing, (i) Sellers shall pay (or cause to be paid) over to Purchaser all awards and other proceeds for such Condemnation actually collected, less the amount of all costs incurred by the applicable Seller in connection with any such proceeding, and Sellers shall assign to Purchaser all right, title and interest in and to any uncollected awards and other proceeds for such Condemnation, in each case with respect to the preceding clauses (i) and (ii), subject to the terms and conditions set forth in the Loan Documents. Notwithstanding anything to the contrary contained herein, provided that the Closing occurs as contemplated hereby, at Closing, as between Sellers and Purchaser, Purchaser shall have the sole right to the benefit of any and all awards and other proceeds in respect of any such Condemnation occurring on any Property between the date hereof and the Closing, either directly or pursuant to its acquisition of the Property on which such Condemnation occurred.

(d) Notwithstanding the provisions of this Section 14 to the contrary, if one or more Casualties and/or Condemnations occur during the time between the date hereof and the Closing Date and (i) the cost to repair or restore the Properties affected by such Casualties or Condemnations or (ii) the decline in the fair market value of the Properties affected by such Casualties or Condemnations due to such Casualties or Condemnations is in either case more than $25,000,000, then such event shall be deemed to be an "Unexpected Loss Event". Upon the occurrence of an Unexpected Loss Event, Purchaser shall have the option to terminate this Agreement upon written notice to Sellers and the Escrow Agent delivered within 20 Business Days after receipt of notice of the Casualty or Condemnation and, upon receipt of such notice, the Escrow Agent shall return the Deposit to Purchaser, and thereupon this Agreement shall terminate and be of no further force or effect and the parties hereto shall be released from further performance of this Agreement except for the obligations specified to survive termination.

15. BROKERS AND ADVISORS.

(a) Purchaser represents and warrants to Sellers that it has not dealt or negotiated with, or engaged on its own behalf or for its benefit, any broker, finder, consultant, advisor, or professional in the capacity of a broker or finder (each a "Broker") in connection with this Agreement or the transactions contemplated hereby other than Deutsche Bank Securities Inc. ("Seller's Broker"). Purchaser hereby agrees to indemnify, defend and hold Sellers harmless from and against any and all claims, demands, causes of action, losses, costs and expenses (including reasonable attorneys' fees, court costs and disbursements) arising from any claim for commission, fees or other compensation or reimbursement for expenses made by any Broker (other than Seller's Broker) engaged by or claiming to have dealt with Purchaser in connection with this Agreement or the transactions contemplated hereby.

(b) Each Seller represents and warrants to Purchaser that it has not dealt or negotiated with, or engaged on its own behalf or for its benefit, any Broker in connection with this Agreement or the transactions contemplated hereby other than Seller's Broker. Each Seller hereby agrees to indemnify, defend and hold Purchaser and its direct and indirect shareholders, officers, directors, partners, principals, members, employees, agents, contractors and any successors or assigns of the foregoing, harmless from and against any and all claims, demands, causes of action, losses, costs and expenses (including reasonable attorneys' fees, court costs and disbursements) arising from any claim for commission, fees or other compensation or reimbursement for expenses made by any Broker (including Seller's Broker) engaged by or claiming to have dealt with such Seller in connection with this Agreement or the transactions contemplated hereby. Sellers agree to pay Seller's Broker any and all commissions and compensation payable to Seller's Broker in connection with the transactions contemplated by this Agreement.

(c) The provisions of this Section 15 shall survive the termination of this Agreement or the Closing.

16. TAX REDUCTION PROCEEDINGS.

                  Schedule 16 attached hereto and made a part hereof sets forth the tax certiorari proceedings or tax protest proceedings (a "Tax Certiorari Proceeding") currently pending with respect to each Property. Each Seller may file and/or prosecute an application for the reduction of the assessed valuation of the Property owned by such Seller, or any portion thereof, for real estate taxes or a refund of Property Taxes previously paid for the fiscal year in which the Closing Date occurs (the "Current Tax Year"). Each Seller shall have the right to withdraw, settle or otherwise compromise Tax Certiorari Proceedings affecting real estate taxes assessed against any Property (i) for any fiscal period prior to the Current Tax Year without the prior consent of Purchaser and
(ii) for the Current Tax Year provided Purchaser shall have consented with respect thereto, which consent shall not be unreasonably withheld, conditioned or delayed. The amount of any tax refunds (net of attorneys' fees and other costs of obtaining such tax refunds) with respect to any portion of any Property for the Current Tax Year shall be apportioned between Sellers and Purchaser as of the Apportionment Date with an allocation of the portion thereof which must be returned to tenants pursuant to the terms of the Leases; Sellers hereby agreeing to be responsible for the return of such refund to such tenants for the period up to and including the Apportionment Date and Purchaser having such obligation for the return of such refunds attributable to the period from and after the Closing Date. If, in lieu of a tax refund, a tax credit is received with respect to any portion of any Property for the Current Tax Year, then (A) within thirty (30) days after receipt by Sellers or Purchaser, as the case may be, of evidence of the actual amount of such tax credit (net of attorneys' fees and other costs of obtaining such tax credit), the tax credit apportionment shall be readjusted between Sellers and Purchaser, and (B) upon realization by Purchaser of a tax savings on account of such credit, Purchaser shall pay to Sellers an amount equal to the savings realized (as apportioned). All refunds, credits or other benefits applicable to any fiscal period prior to the Current Tax Year shall belong solely to Sellers (and Purchaser shall have no interest therein) and, if the same shall be paid to Purchaser or anyone acting on behalf of Purchaser, same shall be paid to Sellers within thirty (30) days following receipt thereof and, if not timely paid, with interest thereon from the 30th day following such receipt until paid to Sellers at a rate equal to the Default Rate. All refunds, credits or other benefits applicable to any fiscal period after the Current Tax Year shall belong solely to Purchaser (and Seller shall have no interest therein) and, if the same shall be paid to Sellers or anyone acting on behalf of Sellers, same shall be paid to Purchaser within thirty (30) days following receipt thereof and, if not timely paid, with interest thereon from the 30th day following such receipt until paid to Purchaser at a rate equal to the Default Rate. The provisions of this Section 16 shall survive the Closing.

17. TRANSFER TAXES; TRANSACTION COSTS.

(a) At the Closing, Sellers and Purchaser shall execute, acknowledge, deliver and file, all such returns as may be necessary to comply with any applicable city, county or state conveyance tax laws (collectively, as the same may be amended from time to time, the "Transfer Tax Laws"). The transfer taxes payable pursuant to the Transfer Tax Laws shall collectively be referred to as the "Transfer Taxes". At the Closing, Sellers shall pay the Transfer Taxes payable under the Transfer Tax Laws, if any, in connection with the consummation of the transactions contemplated by this Agreement and any and all charges and expenses on account of such Transfer Taxes shall be allocated to Sellers.

(b) Each Seller shall be responsible for (i) the costs of its legal counsel, advisors and other professionals employed by it in connection with the sale of the Properties and the other transactions contemplated hereby, (ii) any recording fees relating to its obligations to remove Update Objections, (iii) subject to Section 17(c)(iii), all assumption fees, review fees and other amounts charged by Lender (including, without limitation, reimbursements for the fees, costs and expenses of Lender's attorneys and the cost of any rating agency confirmations) in connection with the transactions contemplated hereby, and (iv) any recording fees for documentations to be recorded in connection with the transactions contemplated by this Agreement; provided, however, that Sellers shall not be obligated to pay Lender any assumption fees in excess of the assumption fee, if any, expressly set forth in the Loan Documents.

(c) Except as otherwise provided above, Purchaser shall be responsible for (i) the costs and expenses associated with its due diligence, (ii) the costs and expenses of its legal counsel, advisors, agents and other professionals employed or engaged by it in connection with the acquisition of the Properties, the assumption (or defeasance of) the Existing Financing and the other transactions contemplated hereby, all premiums and fees for title examination and title insurance and endorsements obtained and all related charges and survey costs in connection therewith and all title costs incurred due to or in connection with requests made by Lender as a condition to its delivery of the Loan Assignment and Assumption Document, (iv) all costs, fees and expenses incurred in connection with (A) a Defeasance of the Existing Financing and (B) any new financing obtained by Purchaser, including without limitation, loan fees, mortgage recording taxes, financing costs and lender's legal fees, and (v) all escrow fees.

(d) The provisions of this Section 17 shall survive the Closing.

18. DELIVERIES TO BE MADE ON THE CLOSING DATE.

(a) Seller's Documents and Deliveries. On the Closing Date, each Seller shall deliver or cause to be delivered to Purchaser the following:

(i) copies of its Certificates of Incorporation or Certification of Formation, as applicable, including all amendments thereto, certified by the Secretary of State of its jurisdiction of incorporation or formation;

(ii) certificates from the Secretary of State of its jurisdictions of incorporation, formation or existence, as applicable, to the effect that it is in good standing in such jurisdiction and listing all of its charter documents on file in such state, dated within thirty (30) days prior to the Closing Date (or such later date as may be reasonably acceptable to Purchaser and the Title Company if the Closing has been adjourned);

(iii) a certificate from the Secretary of State or other appropriate official in each state in which such Seller is qualified to do business to the effect that such Seller is in good standing in such state; in each case, dated within thirty
(30) days prior to the Closing Date (or such later date as may be reasonably acceptable to Purchaser and the Title Company if the Closing has been adjourned);

(iv) incumbency certificates with respect to each of the persons signing this Agreement and any other document or certificate in connection herewith on behalf of such Seller and evidence reasonably satisfactory to Purchaser of such Seller's authority to execute and deliver this Agreement and the Closing Documents;

(v) a duly executed and acknowledged deed (or local equivalent),  in the form of
Exhibit 18(a)(v), containing such additional items or modifications as are required under the laws of the applicable jurisdiction to render such instrument in form acceptable for recording, effective to convey fee simple interest in the Property owned by such Seller;

(vi) a duly executed Bill of Sale in the form of Exhibit 18(a)(vi);

(vii) originals of all letters of credit held by each Seller as security under the Leases, but only to the extent the same have not been applied in accordance with the Leases or returned to tenants (in each case to the extent permitted hereunder) and relate to tenants occupying space in such Seller's Property on the Closing Date pursuant to Leases then in effect (the "Transferred L/C Security Deposits") and, thereafter, such Seller shall reasonably cooperate with Purchaser after Closing to obtain the proper assignment of any such letter of credit following Closing, and at Purchaser's written direction after Closing, such Seller agrees to draw down on any such letter of credit in accordance with the provisions of the applicable Lease, provided, however, that Purchaser agrees to indemnify and save Sellers harmless from and against all claims, demands, causes of action, losses, costs (including without limitation, court costs and reasonable attorneys' fees), liabilities and damages with respect to an unauthorized draw on any such letter of credit;

(viii) a duly executed certification as to such Seller's nonforeign status as prescribed in Section 22 in the form of Exhibit 22;

(ix) its Representation Update;

(x) keys to its Property;

(xi) Asset-Related Property described in clause (vi) of Section 2(a) hereof;

(xii) original counterparts of all Leases, Contracts (other than the Terminated Contracts), the Westbrook II Contract, licenses and permits, GMAC Loan Documents, and the Ground Lease to the extent in such Seller's or the Existing Manager's actual possession (or can be reasonably obtained by such Seller or the Existing Manager);

(xiii) a standard seller's affidavit to the Title Company with respect to such Seller's Property in the form of Exhibit 18(a)(xiii);

(xiv) a determination letter from the Illinois Department of Revenue ("IL Department") pursuant to Chapter 35, Section 5/902(d) of the Illinois Income Tax Act, 35 ILCS 5/101 and (the "IL Act"), with respect to each Seller owning any Property in the State of Illinois to the effect that such Seller has no assessed, but unpaid, amount of tax, penalties or interest due under the IL Act ("Clearance Letter"), or showing the amount claimed due by the IL Department in which case Purchaser is authorized to withhold from the Purchase Price the amount of tax, penalties and interest claimed by the IL Department to be assessed but unpaid in accordance with the IL Act, which amount shall be retained in escrow until receipt of a Clearance Letter with respect thereto;

(xv) a Tax Compliance Certificate from the South Carolina Department of Revenue with respect to each Seller owning any Property in the State of South Carolina;

(xvi) evidence reasonably satisfactory to Purchaser of L.L. Bean's waiver of the LL Bean ROFR with respect to the applicable transactions contemplated hereby;

(xvii) possession and occupancy of its Property, subject only to the Permitted Encumbrances; and

(xviii) such additional documents as shall be reasonably required to consummate the transactions contemplated by this Agreement.

(b) Purchaser's Documents and Deliveries. On the Closing Date, Purchaser shall deliver or cause to be delivered to Sellers the following:

(i) payment of the balance of the Purchase Price payable at the Closing as adjusted pursuant to Section 6 hereof, in the manner required under this Agreement; and

(ii) such additional documents as shall be reasonably required to consummate the transactions contemplated by this Agreement.

(c) Jointly Executed Documents: Each Seller and Purchaser shall, on the Closing Date, each execute, acknowledge (as appropriate) and exchange the following documents:

(i) the returns required under the Transfer Tax Laws, if any, and any other tax laws applicable to the transactions contemplated herein;

(ii) an Assignment and Assumption of Leases and Contracts in the form of Exhibit 18(c)(ii) hereof;

(iii) a General Assignment and Assumption Agreement in the form of Exhibit 18(c)(iii);

(iv) [INTENTIONALLY DELETED];

(v) the Loan Assignment and Assumption Document, together with any other documents required by Lender to effectuate the assignment and assumption of the Existing Financing, including all of Sellers' right, title and interest in any cash escrows held by Lender under the Loan Documents;

(vi) the Assignment and Assumption of the Ground Lease in the form of Exhibit 18(c)(vi);

(vii) any other affidavit, document or instrument required to be delivered by Sellers or Purchaser or reasonably requested by the Title Company, pursuant to the terms of this Agreement or applicable law in order to effectuate the transfer of beneficial ownership to each of the Property, together with the legal ownership of each Property;

(viii) letters to all tenants under all of the Leases at such Seller's Property in the form of Exhibit 18(c)(viii), it being acknowledged and agreed that Purchaser shall be responsible for delivery of same to tenants;

(ix) an Assignment and Assumption of the TIF Agreement in the form of Exhibit 18(c)(ix);

(x) an Assignment and Assumption of the Westbrook II Contract in the form of Exhibit 18(c)(x) hereof; and

(xi) a closing statement consistent with the terms of this Agreement.

19. CLOSING DATE.

                  Subject to the terms and conditions hereof, the closing (the "Closing") of the purchase and sale of the Assets shall be held at the offices of Seller's attorneys, Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022, at 10:00 a.m. on October 27, 2003; provided, however, that if the consent of Lender to the assumption by Purchaser of the Existing Financing shall not have been received by such date, then the Closing shall occur on the date that is ten (10) Business Days after such consent has been received, subject in each case to adjournment of the Closing as and when permitted in accordance with the provisions of this Agreement; provided, however, that in the event the consent of Lender to the assumption by Purchaser of the Existing Financing shall not have been received by December 31, 2003, then either Sellers or Purchaser shall have the right to terminate this Agreement on ten (10) Business Days written notice to the other; provided, however, that if the consent of Lender to the assumption by Purchaser of the Existing Financing is received within such ten-Business Day period or Purchaser elects to pursue a Defeasance pursuant to
Section 4(c), then such written notice of termination shall be automatically null and void and of no further force and effect. Upon such termination by either Sellers or Purchaser under this Section 19, this Agreement shall terminate and neither party hereto shall have any further rights or obligations hereunder other than those which are expressly provided to survive the termination and the Deposit shall be delivered to Purchaser. October 27, 2003, or such later date to which the Closing shall be adjourned pursuant to the terms of this Section 19 or other express terms of this Agreement is referred to herein as the "Closing Date". All transactions at the Closing shall be deemed to take place simultaneously.

20.      NOTICES.

                  All notices, demands, requests or other communications (collectively, "Notices") required to be given or which may be given hereunder shall be in writing and shall be sent by (a) certified or registered mail, return receipt requested, postage prepaid, or (b) national overnight delivery service, or (c) facsimile transmission (provided that the original shall be simultaneously delivered by national overnight delivery service or personal delivery), or (d) personal delivery, addressed as follows:


                  (i) If to any Seller:

                           Rothschild Realty Inc.
                           1251 6th Avenue
                           51st Floor
                           New York, New York  10020
                           Attention:  Mr. John D. McGurk
                           Fax:  (212) 403-3520

                           with a copy to:

                           Charter Oak Partners
                           8000 Towers Crescent Drive
                           Suite 950
                           Vienna, Virginia  22182
                           Attention:  Scott Peters
                           Fax:  (703) 905-4439

                           and

                           Schulte Roth & Zabel LLP
                           919 Third Avenue
                           New York, New York  10022
                           Attention:  Jeffrey A. Lenobel, Esq.
                           Fax:  (212) 593-5955

                  (ii) If to Purchaser:
                           c/o Blackstone Real Estate Acquisitions IV L.L.C. 345 Park Avenue
                           New York, New York 10154
                           Attention:  Jonathan D. Gray
                           Fax:  (212) 583-5573

                           with a copy to:

                           Tanger Properties Limited Partnership
                           3200 Northline Avenue, Suite 360
                           Greensboro, North Carolina 27408
                           Attention:  Stanley K. Tanger
                           Fax:  (336) 852-2560

                           and

                           Simpson Thacher & Bartlett LLP
                           425 Lexington Avenue
                           New York, New York 10017
                           Attention:  Gregory J. Ressa, Esq.
                           Fax:  (212) 455-2502

                           and

                           Vernon, Vernon, Wooten, Brown,
                           Andrews & Garrett, P.A.
                           522 Lexington Avenue
                           Burlington, North Carolina 27216
                           Attention:  John H. Vernon, III, Esq.
                           Fax:  (336) 226-3866

Any Notice so sent by certified or registered mail, national overnight delivery service or personal delivery shall be deemed given on the date of receipt or refusal as indicated on the return receipt, or the receipt of the national overnight delivery service or personal delivery service. Any Notice sent by facsimile transmission shall be deemed given when received as confirmed by the telecopier electronic confirmation receipt. A Notice may be given either by a party or by such party's attorney. Sellers or Purchaser may designate, by not less than five (5) Business Days' notice given to the others in accordance with the terms of this Section 20, additional or substituted parties to whom Notices should be sent hereunder.

21. DEFAULT BY PURCHASER OR SELLERS.

(a) If (i) Purchaser shall default in the payment of the Purchase Price or if Purchaser shall default in the performance of any of its other material obligations to be performed on the Closing Date, or Purchaser shall default in the performance of any of its material obligations to be performed prior to the Closing Date and, with respect to any default under this clause (ii) only, such default shall continue for five (5) Business Days after notice to Purchaser, Sellers' sole remedy by reason thereof shall be to terminate this Agreement and, upon such termination, Seller shall be entitled to retain the Deposit as sole and liquidated damages for Purchaser's default hereunder, it being agreed that the damages by reason of Purchaser's default are difficult, if not impossible, to ascertain, and thereafter Purchaser and Sellers shall have no further rights or obligations under this Agreement, except for those that are expressly provided in this Agreement to survive the termination hereof.

(b) If (i) Sellers shall default in any of their material obligations to be performed on the Closing Date or Sellers shall default in the performance of any of their material obligations to be performed prior to the
Closing Date and, with respect to any default under this clause (ii) only, such default shall continue for five (5) Business Days after notice to Sellers, Purchaser as its sole remedy by reason thereof (in lieu of prosecuting an action for damages or proceeding with any other legal or equitable course of conduct, the right to bring such actions or proceedings being expressly and voluntarily waived by Purchaser, to the extent legally permissible, following and upon advice of its counsel) shall have the right, subject to the other provisions of this Section 21(b), (A) to seek to obtain specific performance of Sellers' obligations hereunder, provided that any such action to obtain specific performance shall be commenced within 60 days after such default and, if Purchaser prevails thereunder, Sellers shall reimburse Purchaser for all reasonable legal fees, court costs and all other reasonable costs of such action, or (B) to receive a return of the Deposit, it being understood that if Purchaser fails to commence an action to obtain specific performance within 60 days after such default, Purchaser's sole remedy shall be to receive a return of the Deposit. If Purchaser elects to commence an action to obtain specific performance of this Agreement then, as a condition precedent to any suit for such specific performance, Purchaser shall, on or before the Closing Date, time being of the essence, have fully performed all of its material obligations hereunder which are capable of being performed (other than the payment of the Purchase Price, which shall be paid as and when required by the court in the suit for specific performance). Upon such return and delivery, this Agreement shall terminate and neither party hereto shall have any further obligations hereunder except for those that are expressly provided in this Agreement to survive the termination hereof. Notwithstanding the foregoing, if, solely as the result of any willful and intentional act, or willful and intentional failure to act, by Seller, Purchaser may, within 60 days after such default, so long as Purchaser shall agree in writing to release Sellers from any liability under this Agreement and waive any rights Purchaser may have under this Agreement, at law or in equity to commence an action for specific performance, then, in addition to Purchaser's receiving a refund of the Deposit, Sellers shall reimburse Purchaser for all of Purchaser's actual out-of-pocket costs and expenses incurred solely in connection with the transactions contemplated by this Agreement not in excess of $2,000,000 (the "Expense Reimbursement Amount"); provided, however, that (1) Sellers' obligation to pay the Expense Reimbursement Amount (or any portion thereof) shall be conditioned on the absence of any material default hereunder by Purchaser, and (2) Purchaser provides to Sellers reasonable written documentation of its expenses and reimbursables requested under this Section 21(b). Notwithstanding the foregoing, Purchaser shall have no right to seek specific performance if Sellers shall be prohibited from performing its obligations hereunder by reason of any law, regulation or other legal requirement applicable to Sellers (or any of them) or if Purchaser has elected to terminate this Agreement and obtain the Expense Reimbursement Amount under this Section 21(b).

(c) The provisions of this Section 21 shall survive the termination hereof.

22. FIRPTA COMPLIANCE.

                  Sellers shall comply with the provisions of the Foreign Investment in Real Property Tax Act, Section 1445 of the Internal Revenue Code of 1986 (as amended, "FIRPTA"). Sellers acknowledge that Section 1445 of the Internal Revenue Code provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform Purchaser that withholding of tax is not required upon the disposition of a United States real property interest by it, each Seller hereby represents and warrants that it is not a foreign person as that term is defined in the Internal Revenue Code and Income Tax Regulations. On the Closing Date, each Seller shall deliver to Purchaser a certification as to its non-foreign status in the form of
Exhibit 22, and shall comply with any temporary or final regulations promulgated with respect thereto and any relevant revenue procedures or other officially published announcements of the Internal Revenue Service of the U.S. Department of the Treasury (the "IRS") in connection therewith.

23. ACCESS TO THE PROPERTY.

(a) Subject to the provisions of Section 23(c) hereof, Purchaser and its agents, employees, consultants, inspectors, appraisers, engineers and contractors (collectively "Purchaser's Representatives") shall have the right, through the Closing Date, from time to time, upon the advance notice required pursuant to
Section 23(c), to enter upon and pass through the Properties during normal business hours to examine and inspect the same.

(b) Each Seller shall make available to Purchaser, at the management office at each Property or at the offices of Charter Oak Group, Ltd. ("Existing Manager"), to the extent in any Seller's (or Existing Manager's) possession: plans and specifications; environmental and engineering reports relating to each Property; copies of all Leases and Contracts; and the books and records relating to the applicable Seller and operation of such Property (but excluding any books and records of such Seller such as, without limitation, any records relating to such Seller's selling or financing negotiations or third-party appraisals or any internal documents relating to the value of such Property).

(c) In conducting the inspection of the Properties and its due diligence review, Purchaser shall at all times comply with all laws and regulations of all applicable governmental authorities, and neither Purchaser nor any of Purchaser's Representatives shall (i) contact or have any discussions with any of Sellers' agents, representatives (except for John McGurk, Scott Peters and James Quigley) or employees (whether at a Property or at the offices of Existing Manager) or contractors providing services to any Property, unless, in each case, Purchaser obtains the prior written consent of Sellers, which shall not be unreasonably withheld or delayed, it being agreed that all such contacts or discussions shall, pending any such approval, be directed to Scott Peters ((703) 905-4411) or John McGurk ((212) 403-3510), (ii) interfere with the business of any Seller (or any of its tenants) conducted at the Property or disturb the use or occupancy of any occupant of any Property or (iii) damage any Property (or any portion thereof). In conducting the foregoing inspection, Purchaser and Purchaser's Representatives shall at all times comply with, and shall be subject to, the rights of the tenants under the Leases (and any persons claiming under or through such tenants). Seller may from time to time establish reasonable rules of conduct for Purchaser and Purchaser's Representatives in furtherance of the foregoing. Purchaser shall schedule and coordinate all inspections, including, without limitation, any environmental tests and tenant interviews, with Sellers and shall give Sellers at least two (2) Business Days' prior notice thereof. Sellers shall be entitled to have a representative present at all times during each such inspection and each interview of any tenant. Purchaser agrees to pay to Sellers on demand the cost of repairing and restoring any damage or disturbance which Purchaser or Purchaser's Representatives shall cause to the Property. All inspection fees, appraisal fees, engineering fees and other costs and expenses of any kind incurred by Purchaser or Purchaser's Representatives relating to such inspection and its other due diligence shall be at the sole expense of Purchaser. In the event that the Closing hereunder shall not occur for any reason whatsoever (other than Sellers' default), Purchaser shall promptly return to Sellers or destroy all copies of all due diligence materials delivered by or on behalf of Sellers to Purchaser. Purchaser and Purchaser's Representatives shall not be permitted to conduct borings of any Property or drilling in or on any Property in connection with the preparation of an environmental audit or in connection with any other inspection of any Property without the prior written consent of Sellers which shall not be unreasonably withheld or delayed (and, if such consent is given, Purchaser shall be obligated to pay to Sellers on demand the cost of repairing and restoring any damage as aforesaid, and, if requested by Sellers, all such reasonably estimated costs in advance). The provisions of Section 23(c) shall survive the Closing or any termination of this Agreement.

(d) Prior to conducting any physical inspection or testing at any Property, other than mere visual examination, including without limitation, boring, drilling and sampling of soil, Purchaser shall obtain, and during the period of such inspection or testing shall maintain, at its expense, comprehensive general liability insurance, including a contractual liability endorsement, and personal injury liability coverage, with Sellers, the Existing Manager, if any, as additional insureds, from an insurer reasonably acceptable to Sellers, which insurance policies must have limits for bodily injury and death of not less than Three Million Dollars ($3,000,000) for any one occurrence and not less than Three Million Dollars ($3,000,000) for property damage liability for any one occurrence. Prior to making any entry upon any Property, Purchaser shall furnish to Sellers a certificate of insurance evidencing the foregoing coverages.

(e) Purchaser agrees to indemnify and hold Sellers and Existing Manager and their respective direct and indirect shareholders, officers, directors, partners, principals, members, employees, agents and contractors, and any successors or assigns of the foregoing (collectively with Seller, "Seller Related Parties") harmless from and against any and all losses, costs, damages, liens, claims, liabilities or expenses (including, but not limited to, reasonable attorneys' fees, court costs and disbursements) incurred by any of Seller's Related Parties arising from or by reason of Purchaser's and/or Purchaser's Representatives' access to, or inspection of, any Property, or any tests, inspections or other due diligence conducted by or on behalf of Purchaser (but not for Losses caused by previously undisclosed conditions). The provisions of Section 23(e) shall survive the Closing or any termination of this Agreement.

24. ENTIRE AGREEMENT; AMENDMENTS.

(a) This Agreement contains all of the terms agreed upon between Sellers and Purchaser with respect to the subject matter hereof, and all prior agreements, understandings, representations and statements, oral or written, between Sellers and Purchaser are merged into this Agreement.

(b) This Agreement may not be changed, modified or terminated, except by an instrument executed by each Seller and Purchaser.

(c) The provisions of this Section 24 shall survive the Closing or the termination hereof.

25. WAIVER.

                  No waiver by either party of any failure or refusal by the other party to comply with its obligations shall be deemed a waiver of any other or subsequent failure or refusal to so comply. The provisions of this Section 25 shall survive the Closing or the termination hereof.

26. PARTIAL INVALIDITY.

                  If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, subject to Section 3(f) hereof, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law. The provisions of this Section 26 shall survive the Closing or the termination hereof.

27. SECTION HEADINGS.

                  The headings of the various sections of this Agreement have been inserted only for the purposes of convenience, and are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement. The provisions of this Section 27 shall survive the Closing or the termination hereof.

28. GOVERNING LAW.

                  This Agreement shall be governed by the laws of the State of New York, without giving effect to conflict of laws principles thereof. The provisions of this Section 28 shall survive the Closing or the termination hereof.

29. ASSIGNMENT; NO RECORDING OF CONTRACT.

(a) This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon Sellers and Purchaser and their respective successors and permitted assigns; provided, however, that none of the representations or warranties made by Sellers (or any of them) hereunder shall inure to the benefit of any person or entity that may, after the Closing Date, succeed to Purchaser's interest in Property.

(b) Neither this Agreement nor any of the rights of Purchaser hereunder may be assigned by Purchaser without the prior written consent of Sellers, which consent may be denied for any reason whatsoever or for no reason. Notwithstanding the foregoing, Purchaser may (i) assign this Agreement to one or more wholly-owned and wholly-controlled, single purpose entities created or formed to own and control one or more of the Properties, so long as (A) Purchaser certifies to Sellers that Purchaser will not receive any profit in connection with such assignment, (B) Purchaser provides evidence and a certification confirming the ownership and control of such assignee and (C) at least ten (10) Business Days prior to the Closing Date, Purchaser delivers written notice of such intended assignment, but such assignment shall not be effective unless and until the Closing Date and, at Closing, Purchaser delivers to Sellers an original counterpart of an assignment and an assumption of Purchaser's obligations hereunder executed by Purchaser and such assignee, together with the certifications required above, executed by Purchaser and such assignee or (ii) upon notice to Sellers, designate one or more affiliates of Purchaser to take title to each Property.

(c) Neither this Agreement nor any memorandum hereof may be filed or recorded in any public (or other) official records, including, without limitation, the real estate (or other) records of any jurisdiction in which any Property is located, without first obtaining each Seller's consent thereto; provided, however, that Tanger Factory Outlet Centers, Inc., a North Carolina corporation, and Tanger Properties Limited Partnership, a North Carolina limited partnership, shall have the right to attach this Agreement (or a memorandum hereof) as an exhibit to its Form 10-K filing to the extent such attachment is reasonably deemed to be legally required.

(d) The  provisions  of Section 29(a) and 29(c) shall survive the Closing or the
termination   hereof.   The  provisions  of  Section  29(b)  shall  survive  the
termination hereof.

30. CONFIDENTIALITY AND PRESS RELEASES.

(a) Purchaser  agrees that the  Confidentiality  Agreement,  dated as of May 11,
2003, by and between RFR Holding LLC and Rothschild Realty, Inc., as supplemented and amended by that certain agreement, dated as of September 11, 2003, and executed by Blackstone Real Estate Acquisitions IV L.L.C. and acknowledged by Rothschild Realty, Inc. (as supplemented and amended, the "Confidentiality Agreement"), as the same have extended prior to the date hereof, remains in full and effect in accordance with its terms, provided, the terms of such Confidentiality Agreement shall not survive the Closing.

(b) Upon the full execution of this Agreement by the parties hereto, Purchaser and Sellers shall issue a press release jointly prepared, agreed to and approved by Purchaser and Sellers disclosing the purchase and sale of Properties contemplated under this Agreement. Except as provided in this Section 30(b), prior to the Closing, neither Purchaser nor any Seller shall issue any press releases (or other public statements) with respect to the transaction contemplated in this Agreement without approval of the other parties hereto, which approval may be withheld in such parties sole and absolute discretion. Notwithstanding anything to the contrary contained herein or in the Confidentiality Agreement, Sellers, Purchaser and their respective affiliates shall not be prohibited from holding an investor conference in connection with the transactions contemplated by this Agreement or disclosing to any person or any entity any information to the extent necessary to comply with applicable federal or state securities laws or any required filings with any federal or state governmental or regulatory agency or with any national securities exchange.

(c) The provisions of Section 30(a) shall survive the termination of this Agreement and the provisions of Section 30(b) shall survive the termination hereof or the Closing.

31. FURTHER ASSURANCES.

(a) Sellers and Purchaser will do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, assignments, notices, transfers and assurances as may be reasonably required by the other party, for the better assuring, conveying, assigning, transferring and confirming unto Purchaser the Property and for carrying out the intentions or facilitating the consummation of this Agreement. Purchaser and Sellers shall reasonably cooperate with the Title Company in connection with obtaining title insurance insuring title to each Property subject only to the relevant Permitted Encumbrances. The provisions of this Section 31 shall survive the Closing.

(b) Sellers shall cooperate (at no cost to Sellers and at Purchaser's sole cost and expense) with Purchaser to provide Purchaser access to such factual information concerning the operation of the Properties as may be reasonably requested by Purchasers, and in the possession or control of Sellers, or its property manager or accountants, to enable Tanger Factory Outlet Centers, Inc., a North Carolina corporation, to file its Form 8-K, if, as and when such filing may be required by the Securities and Exchange Commission as a result of the transactions contemplated by this Agreement. At no cost to Sellers and at Purchaser's sole cost and expense, Sellers shall allow Purchaser's auditor to conduct an audit of the income statements of the Properties for the year of Closing (to the date of Closing) and the two (2) prior years, and shall cooperate (at no cost to Seller and at Purchaser's sole cost and expense) with Purchaser's auditor in the conduct of such audit and in connection with such audit deliver to Buyer's auditor a customary representation letter in a form acceptable to Sellers and such auditor. Such auditor's letter shall in no way be deemed an expansion of any rights of Purchaser or obligations of any Seller under this Agreement, and such auditor's letter shall confer no third-party beneficiary rights to any party. The obligations of Sellers under this subsection shall survive the Closing.

32. NO THIRD PARTY BENEFICIARIES.

                  This Agreement is an agreement solely for the benefit of Sellers and Purchaser (and their permitted successors and/or assigns). No other person, party or entity shall have any rights hereunder nor shall any other person, party or entity be entitled to rely upon the terms, covenants and provisions contained herein. The provisions of this Section 32 shall survive the Closing or the termination hereof.

33. JURISDICTION AND SERVICE OF PROCESS.

                  The parties hereto agree to submit to personal jurisdiction in the State of New York in any action or proceeding arising out of this Agreement and, in furtherance of such agreement, the parties hereby agree and consent that without limiting other methods of obtaining jurisdiction, personal jurisdiction over the parties in any such action or proceeding may be obtained within or without the jurisdiction of any court located in New York and that any process or notice of motion or other application to any such court in connection with any such action or proceeding may be served upon the parties by registered or certified mail to or by personal service at the last known address of the parties, whether such address be within or without the jurisdiction of any such court. The provisions of this Section 33 shall survive the Closing or the termination hereof.

34. WAIVER OF TRIAL BY JURY.

                  Sellers and Purchaser hereby irrevocably and unconditionally waive any and all right to trial by jury in any action, suit or counterclaim arising in connection with, out of or otherwise relating to this agreement. The provisions of this Section 34 shall survive the closing or the termination hereof.

35. MISCELLANEOUS.

(a) This Agreement may be executed in multiple counterparts and by facsimile, each of which shall be deemed an original and together constitute one and the same instrument.

(b) Any consent or approval to be given hereunder (whether by Sellers or Purchaser) shall not be effective unless the same shall be given in advance of the taking of the action for which consent or approval is requested and shall be in writing. Except as otherwise expressly provided herein, any consent or approval requested of Sellers or Purchaser may be withheld by Sellers or Purchaser in its sole and absolute discretion.

(c) Purchaser and Sellers hereby acknowledge that (i) Purchaser and Sellers jointly and equally participated in the drafting of this Agreement and all other agreements contemplated hereby, (ii) both Purchaser and Sellers have been adequately represented and advised by legal counsel with respect to this Agreement and the transactions contemplated hereby, and (iii) no presumption shall be made that any provision of this Agreement shall be construed against either party by reason of such role in the drafting of this Agreement and any other agreement contemplated hereby.

(d) Unless otherwise expressly provided herein, any and all payments required to be made under this Agreement shall be made by wire transfer of immediately available federal funds for the credit of the party to whom such payment is required to be made, which wire transfer shall be made in accordance with instructions to be provided by party to whom such payment is required to be made. If wire instructions have not been provided to the party obligated to make such payment, such party shall request such wire instructions by providing notice to the party entitled to receive such funds.

(e) Notwithstanding anything to the contrary contained in this Agreement, the liability and obligations of Sellers shall be joint and several in all respects.

(f) During the term of this Agreement, neither Sellers nor their affiliates shall solicit, authorize the solicitation of, or enter into any agreement or discussions with any third party concerning any offer or possible offer for a third party to acquire, finance, refinance the Assets or any interest therein (whether debt or equity, directly or indirectly) or with respect to any similar transaction.

(g) The provisions of this Section 35 shall survive the Closing or the termination hereof.

36. ATTORNEYS' FEES.

                  In the event of any litigation between the parties hereto to enforce any of the provisions of this Agreement or any right of either party hereto, the unsuccessful party to such litigation agrees to pay to the successful party all costs and expenses, including reasonable attorneys' fees and disbursements, incurred herein by the successful party in and as part of the judgment rendered in such litigation, whether at trial, on appeal and any petition for review, in addition to all other sums provided by applicable law.

37. ESCROW PROVISIONS.

(a) Upon receipt by Escrow Agent of the Deposit, Escrow Agent shall cause the same to be deposited into an interest bearing account selected by Escrow Agent, it being agreed that Escrow Agent shall not be liable for any loss of such investment (unless due to Escrow Agent's gross negligence or willful misconduct) or any failure to attain a favorable rate of return on such investment. Escrow Agent shall deliver the Deposit to Seller or to Purchaser, as the case may be, under the following conditions:

(i) The Deposit shall be delivered to Sellers at the Closing upon receipt by Escrow Agent of a statement executed by Sellers and Purchaser that the Deposit may be released; or

(ii) The Deposit shall be delivered to Sellers following receipt by Escrow Agent of written demand therefor from Sellers stating that Purchaser has defaulted in the performance of its obligations under this Agreement, if Purchaser shall not have given written notice of objection in accordance with the provisions set forth below; or

(iii) The Deposit shall be delivered to Purchaser following receipt by Escrow Agent of written demand therefor from Purchaser stating that Sellers have defaulted in the performance of their obligations under this Agreement or that this Agreement was terminated under circumstances entitling Purchaser to the return of the Deposit, and specifying the Section of this Agreement which entitles Purchaser to the return of the Deposit or if Sellers shall not have given written notice of objection in accordance with the provisions set forth below; or

(iv) The Deposit shall be delivered to Purchaser or Sellers as directed by joint written instructions of each Seller and Purchaser; or

(v) The Deposit shall be delivered to Purchaser upon a termination of this Agreement by either Purchaser or Seller pursuant to the terms of Section 19; or

(vi) The Deposit  shall be delivered to  Purchaser  following  receipt by Escrow
Agent of a Title Default Termination Notice; or (vii) The Deposit shall be delivered to Purchaser upon a termination of this Agreement by Purchaser pursuant to Section 14(d).

(b) Upon the filing of a written demand for the Deposit by Sellers or Purchaser, pursuant to Section 37(a)(ii), Section 37(a)(iii) or Section 37(a)(vi), Escrow Agent shall promptly give notice thereof (including a copy of such demand) to the other party. The other party shall have the right to object to the delivery of the Deposit, by giving written notice of such objection to Escrow Agent at any time within ten (10) days after such party's receipt of notice from Escrow Agent, but not thereafter. Such notice shall set forth the basis for objecting to the delivery of the Deposit. Upon receipt of such notice of objection, Escrow Agent shall promptly give a copy of such notice to the party who filed the written demand. If Escrow Agent shall have timely received such notice of objection, Escrow Agent shall continue to hold the Deposit until (i) Escrow Agent receives written notice from Sellers and Purchaser directing the disbursement of the Deposit, in which case Escrow Agent shall then disburse the Deposit in accordance with said direction, or (ii) litigation is commenced between Sellers and Purchaser, in which case Escrow Agent shall deposit the Deposit with the clerk of the court in which said litigation is pending, or
(iii) Escrow Agent takes such affirmative steps as Escrow Agent may elect, at Escrow Agent's option, in order to terminate Escrow Agent's duties hereunder, including but not limited to depositing the Deposit in court and commencing an action for interpleader, the costs thereof to be borne by whichever of Sellers or Purchaser is the losing party.

(c) Escrow Agent may rely and act upon any instrument or other writing reasonably believed by Escrow Agent to be genuine and purporting to be signed and presented by any person or persons purporting to have authority to act on behalf of Sellers or Purchaser, as the case may be, and shall not be liable in connection with the performance of any duties imposed upon Escrow Agent by the provisions of this Agreement, except for Escrow Agent's own gross negligence, willful misconduct or default. Escrow Agent shall have no duties or responsibilities except those set forth herein. Escrow Agent shall not be bound by any modification, cancellation or rescission of this Agreement unless the same is in writing and signed by Purchaser and each Seller, and, if Escrow Agent's duties hereunder are affected, unless Escrow Agent shall have given prior written consent thereto. Escrow Agent shall be reimbursed by Sellers and Purchaser for any expenses (including reasonable legal fees and disbursements of outside counsel), including all of Escrow Agent's fees and expenses with respect to any interpleader action incurred in connection with this Agreement, and such liability shall be joint and several; provided that, as between Purchaser and Sellers, the prevailing party in any dispute over the Deposit shall be entitled to reimbursement of any such expenses paid to Escrow Agent. In the event that Escrow Agent shall be uncertain as to Escrow Agent's duties or rights hereunder, or shall receive instructions from Purchaser or Seller that, in Escrow Agent's opinion, are in conflict with any of the provisions hereof, Escrow Agent shall be entitled to hold and apply the Deposit and may decline to take any other action. After delivery of the Deposit in accordance herewith, Escrow Agent shall have no further liability or obligation of any kind whatsoever.

(d) Escrow Agent shall have the right at any time to resign upon ten (10) Business Days prior notice to Sellers and Purchaser. Sellers and Purchaser shall jointly select a successor Escrow Agent and shall notify Escrow Agent of the name and address of such successor Escrow Agent within ten (10) Business Days after receipt of notice of Escrow Agent of its intent to resign. If Escrow Agent has not received notice of the name and address of such successor Escrow Agent within such period, Escrow Agent shall have the right to select on behalf of Sellers and Purchaser a bank or trust company to act as successor Escrow Agent hereunder. At any time after the ten (10) Business Day period, Escrow Agent shall have the right to deliver the Deposit to any successor Escrow Agent selected hereunder, provided such successor Escrow Agent shall execute and deliver to Sellers and Purchaser an assumption agreement whereby it assumes all of Escrow Agent's obligations hereunder. Upon the delivery of all such amounts and such assumption agreement, the successor Escrow Agent shall become the Escrow Agent for all purposes hereunder and shall have all of the rights and obligations of the Escrow Agent hereunder, and the resigning Escrow Agent shall have no further responsibilities or obligations hereunder.

(e) The party receiving such interest shall pay any income taxes thereon; provided, however, that, if Sellers receives the interest on the Deposit as a credit against the Purchase Price to Purchaser, then Purchaser shall pay any income taxes on such interest received by Sellers. The taxpayer identification numbers of each Seller is set forth on Exhibit 37(e) hereto, and Purchaser's taxpayer identification number is 20-0273336.

(f) The provisions of this Section 37 shall survive the Closing or termination of this Agreement.

38. HOLDBACK. Sellers shall deliver to the Title Company (in such capacity, the "Holdback Escrow Agent") at Closing, out of the Purchase Price, an amount equal to $15,000,000 ( as the same may be reduced in accordance with Section 38(b)(i) below, the "Holdback"), which shall be held in escrow by the Holdback Escrow Agent in accordance with the terms and conditions set forth below.

(a) The Holdback Escrow Agent shall invest the Holdback in an account with a federally insured financial institution at the direction of Sellers (the "Holdback Account"). The Holdback Account shall be maintained for the period commencing on the Closing Date and expiring on the date which is the first anniversary of the Closing (the "Holdback Return Date"). All interest and other income earned on the Holdback Account shall be paid to Sellers by the Holdback Escrow Agent on the first day of each calendar month without any direction or authorization of any party. In no event shall any such interest or income be included as part of the Holdback.

(b) The Holdback, or a portion thereof, as applicable, shall be the property of Sellers and shall be paid over to either Purchaser or Sellers, as applicable, in accordance with the following provisions:

(i) On the date that is one hundred eighty (180) days after the Closing Date (the "Burn-off Date"), the amount of the Holdback shall be reduced to Seven Million Five Hundred Thousand Dollars ($7,500,000.00), so long as Purchaser has not provided the Sellers and the Holdback Escrow Agent with notice of a Claim prior to the Burn-off Date. If Purchaser has provided Sellers and the Holdback Escrow Agent with notice of a Claim prior to the Burn-off Date, then Holdback Escrow Agent shall pay to Sellers on the Burn-off Date from the Holdback Account the amount, if any, by which the amount on deposit in the Holdback Account exceeds the sum of (A) the aggregate amount of all such Claims made by Purchaser prior to the Burn-off Date which has not been resolved and (B) Seven Million Five Hundred Thousand Dollars ($7,500,000.00);

(ii) On the date that is the first anniversary of the Closing Date, the entire amount then on deposit in the Holdback Account shall be paid to Sellers so long as Purchaser has not provided the Holdback Escrow Agent with notice of a Claim prior to the Holdback Return Date. If Purchaser has provided Sellers and the Holdback Escrow Agent with notice of a Claim prior to the Holdback Return Date, then Holdback Escrow Agent shall pay to Sellers on the Holdback Return Date from the Holdback Account the amount, if any, by which the amount on deposit in the Holdback Account exceeds the aggregate amount of all such Claims made by Purchaser prior to the Holdback Return Date;

(iii) After all Claims made by Purchaser prior to the Holdback Return Date have been fully resolved (either by final, nonappealable court order or by written agreement of Sellers and Purchaser), the balance of the Holdback (after payment of amounts due under subclause (ii) above), shall be paid to Sellers; and

(iv) To Sellers and/or Purchaser, as directed by a written instrument executed by each Seller and Purchaser.

(c) Purchaser shall notify Sellers and the Holdback Escrow Agent at such time that Purchaser is making a Claim. Such notice shall be sent simultaneously to said parties and must include specific details concerning the Claim, including the basis for and amount of such Claim.

(d) Except with respect to the payment of interest on the Holdback to Sellers pursuant to Section 38(a) hereof, prior to paying all or any portion of the Holdback to any party (the "Holdback Claiming Party") pursuant to the provisions of this Section 38, the Holdback Escrow Agent shall deliver written notice to the other party (the "Holdback Non-Claiming Party") stating its intention to pay all or any portion of the Holdback to the Holdback Claiming Party. The Holdback Non-Claiming Party shall have a period of ten (10) days in which to deliver notice to Holdback Escrow Agent agreeing to payment from the Holdback Account to the Holdback Claiming Party or disagreeing with such payment. If the Holdback Non-Claiming Party agrees that the Holdback (or a portion) shall be paid to the Holdback Claiming Party, then the Holdback Escrow Agent shall so pay the Holdback to the Holdback Claiming Party. If the Holdback Non-Claiming Party disagrees with such payment, then the Holdback Escrow Agent shall not make such payment and shall continue to hold the Holdback and shall not make any disposition of the Holdback except as provided in Section 38(f) hereof. The failure of the Holdback Non-Claiming Party to deliver a notice within the ten
(10) day period shall be deemed delivery of a notice on the last day of such ten
(10) day period agreeing to payment of the Holdback to the Holdback Claiming Party.

(e) It is agreed that the duties of the Holdback Escrow Agent are only as herein specifically provided, and are purely ministerial in nature, and that the Holdback Escrow Agent shall incur no liability whatever except for willful misconduct or gross negligence, as long as the Holdback Escrow Agent has acted in good faith. Each Seller and Purchaser release the Holdback Escrow Agent from any act done or omitted to be done by the Holdback Escrow Agent in good faith in the performance of its duties hereunder.

(f) The Holdback Escrow Agent is acting as a stakeholder only with respect to the Holdback. If there is any dispute as to whether the Holdback Escrow Agent is obligated to deliver the Holdback or to whom said Holdback is to be delivered, the Holdback Escrow Agent shall not make any delivery, but in such event the Holdback Escrow Agent shall hold same until receipt by the Holdback Escrow Agent of an authorization in writing, signed by all the parties having interest in such dispute, directing the disposition of same, or in the absence of such authorization the Holdback Escrow Agent shall hold the Holdback until the final determination of the rights of the parties in an appropriate proceeding by final, nonappealable court order. If such written authorization is not given, the Holdback Escrow Agent may bring an appropriate action or proceeding for leave to deposit the Holdback in a court having jurisdiction over this matter pending such determination. The Holdback Escrow Agent shall be reimbursed for all costs and expenses of such action or proceeding including, without limitation, reasonable attorneys' fees and disbursements, by the party hereto determined not to be entitled to the Holdback. Upon making delivery of the Holdback in the manner herein provided, the Holdback Escrow Agent shall have no further liability hereunder.

(g) The Holdback Escrow Agent has executed this Agreement in order to confirm that upon delivery of the Holdback to the Holdback Escrow Agent, the Holdback Escrow Agent will hold the Holdback in escrow, pursuant to the provisions hereof.

(h) Except as provided in Section 38(f) above, Sellers and Purchaser shall each pay one-half (1/2) of any and all costs and expenses incurred by the Holdback Escrow Agent as a result of this transaction; provided, however, that if a Claim is made, the non-prevailing party in any legal proceeding or arbitration proceeding in connection with such Claim shall pay all costs and expenses incurred by the Holdback Escrow Agent.

(i) The provisions of this Section 38 shall survive the Closing.

39. STATE SPECIFIC PROVISIONS.

(a) Delaware. The provisions under this Agreement as they relate to the assignment and assumption of the Existing Financing shall not be deemed to be the provision of financing by any of the Sellers for purposes of applicable state laws on seller financing.

(b) Oregon Statutory Notice: The following statement is made pursuant to Or. Rev. Stat. Section 93.040 with respect to the Property located in the State of
Oregon: THE PROPERTY DESCRIBED IN THIS INSTRUMENT MAY NOT BE WITHIN A FIRE PROTECTION DISTRICT PROTECTING STRUCTURES. THE PROPERTY IS SUBJECT TO LAND USE LAWS AND REGULATIONS, WHICH, IN FARM OR FOREST ZONES, MAY NOT AUTHORIZE CONSTRUCTION OR SITING OF A RESIDENCE AND WHICH LIMIT LAWSUITS AGAINST FARMING OR FOREST PRACTICES AS DEFINED IN ORS 30.930 IN ALL ZONES. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY APPROVED USES AND EXISTENCE OF FIRE PROTECTION FOR EXISTING STRUCTURES.

             [No Further Text on this Page; Signature Page Follows]

                  IN WITNESS WHEREOF, Sellers and Purchaser have caused this Agreement to be executed the day and year first above written.

                     GLENWOOD INDUSTRIAL PARK II LLC,
                     R.R. BAYSIDE, INC.,
                     R.R. FOLEY, INC.,
                     R.R. HILTON HEAD, INC.,
                     R.R. HILTON HEAD II, INC.,
                     R.R. KINGSBURG, INC.,
                     R.R. LACONIA, INC.,
                     R.R. LINCOLN CITY, INC.,
                     R.R. MYRTLE BEACH, INC.,
                     R.R. PARK CITY, INC.,
                     R.R. REHOBOTH, INC.,
                     R.R. SEASIDE, INC.,
                     R.R. TUSCOLA, INC.,
                     R.R. WESTBROOK, INC.,
                     R.R. WESTBROOK II, LLC, and
                     WALNUT HILL HOLDINGS II LLC


                     By:
                          Name:  John D. McGurk
                          Title:    President


                     COROC HOLDINGS L.L.C.

                     By:    BROC Portfolio L.L.C.,
                            a Delaware limited liability company

                            By:
                                       Name: Jonathan D. Gray
                                       Title: Senior Managing Director

                     By:      TANGER COROC, LLC,
                              a North Carolina limited liability company

                              By:      Tanger Devco LLC,
                       a North Carolina limited liability
                     company
                                       its member

                                       By:
                                              Name:
                                              Title:

            [SIGNATURE PAGE CONTINUED]

Executed solely for the purpose of accepting the escrow on the terms and conditions set forth in Section 37 of the above and foregoing Agreement.


ESCROW AGENT:

FIDELITY NATIONAL TITLE INSURANCE COMPANY OF NEW YORK


By:
      Name:
      Title:


Executed solely for the purpose of accepting the holdback escrow on the terms and conditions set forth in Section 38 of the above and foregoing Agreement.


HOLDBACK ESCROW AGENT:


FIDELITY NATIONAL TITLE INSURANCE COMPANY OF NEW YORK


By:
      Name:
      Title: